FIRST AMENDMENT TO THE AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT This FIRST AMENDMENT TO THE AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (this “Amendment”), dated as of April 16, 2019 (the “First Amendment Closing Date”), is entered into by and among the following parties: (i) TECH DATA FINANCE SPV, INC., as Transferor; (ii) TECH DATA CORPORATION, as Collection Agent; (iii) THE BANK OF NOVA SCOTIA, as Administrative Agent, as Class Agent and as a Bank Investor for the Scotia Bank Class; (iv) LIBERTY STREET FUNDING LLC, as Class Conduit for the Scotia Bank Class; (v) PNC BANK, NATIONAL ASSOCIATION, as Class Agent and as a Bank Investor for the PNC Class; (vi) MUFG BANK, LTD. (f/k/a The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch), as Class Agent and as a Bank Investor for the MUFG Class; (vii) VICTORY RECEIVABLES CORPORATION, as Class Conduit for the MUFG Class; (viii) MIZUHO BANK, LTD., as Class Agent and as a Bank Investor for the Mizuho Class; (ix) BNP PARIBAS, as Class Agent and as a Bank Investor for the BNP Class; (x) STARBIRD FUNDING CORPORATION, as Class Conduit for the BNP Class Capitalized terms used but not otherwise defined herein (including such terms used above and in Schedule A) have the respective meanings assigned thereto in the Amended Transfer and Administration Agreement described below. BACKGROUND 1. The parties hereto have entered into the Amended and Restated Transfer and Administration Agreement, dated as of August 8, 2017 (as amended, amended and restated, supplemented or otherwise modified prior to this Amendment, the “Existing Transfer and Administration Agreement”). 2. The parties hereto desire to amend the Existing Transfer and Administration Agreement as set forth herein. NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows: 730331425 14453710

SECTION 1. Amendments to the Existing Transfer and Administration Agreement. The Existing Transfer and Administration Agreement is hereby amended as shown on the marked pages set forth on Exhibit A attached hereto (as so amended, the “Amended Transfer and Administration Agreement”). SECTION 2. Representations and Warranties of the Transferor and Collection Agent. The Transferor and Collection Agent hereby represent and warrant to each of the parties hereto as of the date hereof as follows: (a) Representations and Warranties. The representations and warranties made by it in Section 6.01 or Section 6.02, as applicable, of the Amended Transfer and Administration Agreement are true and correct on and as of the date hereof unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct on and as of such earlier date. (b) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Amendment and (B) perform its obligations under this Amendment (including the Amended Transfer and Administration Agreement) and (ii) the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment (including the Amended Transfer and Administration Agreement) have been duly authorized by it by all necessary corporate action. (c) Binding Obligations. This Amendment (including the Amended Transfer and Administration Agreement) constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. (d) No Termination Event. No Termination Event or Potential Termination Event has occurred and is continuing, and no Termination Event or Potential Termination Event would result from this Amendment. SECTION 3. Effect of Amendment; Ratification. All provisions of the Existing Transfer and Administration Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Transfer and Administration Agreement (or in any other Transaction Document) to “this Amended and Restated Transfer and Administration Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Existing Transfer and Administration Agreement shall be deemed to be references to the Amended Transfer and Administration Agreement. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Existing Transfer and Administration Agreement other than as set forth herein. The Existing Transfer and Administration Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects. 2

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the First Amendment Closing Date upon the satisfaction of the following conditions precedent: (a) Execution of Amendment. The Administrative Agent shall have received counterparts hereto duly executed by each of the parties hereto. (b) Execution of Assignment and Acceptance. The Administrative Agent shall have received an executed copy of the Assignment and Acceptance, dated as of the date hereof, by and among the parties hereto and the conditions precedent to the Effective Date (as defined therein) shall have been satisfied. (c) Receipt of Fees. The Administrative Agent shall have received confirmation from each Class Agent that such Class Agent has received the Amendment Fee due to it pursuant to, and as defined in, Schedule A. SECTION 5. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. SECTION 7. GOVERNING LAW AND JURISDICTION. (a) THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF. (b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL 3

BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. SECTION 8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Amended Transfer and Administration Agreement or any provision hereof or thereof. [Signature pages follow.] 4

IN WITNESS WHEREOF. the parties hereto have executed this Amendment as o r the date first written above. TECH DATA FINANCE SPY, INC., as Transferor By: /J.-f_ Name tli~~ . Title: I olfv&( \;fI t TECH DATA CORPORATION, as Collection Agent By:------------- Name: Title: Firs/ Amendment to the Amended and Restated Transfer and Administration Agreement

THE BANK OF NOVA SCOTIA, as Administrative Agent By: Name: Title: THE BANK OF NOVA SCOTIA, as Class Agent for the Scotia Bank Class By: Name: Title: THE BANK OF NOVA SCOTIA, as a Bank Investor for the Scotia Bank Class By: Name: Title: LIBERTY STREET FUNDING LLC, as Class Conduit for the Scotia Bank Class By: Name: gáää=^K=oìëëç Title: sáÅÉ=mêÉëáÇÉåí First Amendment to the Amended and Restated Transfer and Administration Agreement

MUFG BANK, LTD., as a Bank Investor for the MUFG Class By: Name: Title: MUFG BANK, LTD., as a Class Agent for the MUFG Class By: Name: Title: VICTORY RECEIVABLES CORPORATION, as a Class Conduit of the MUFG Class By: Name: Title: First Amendment to the Amended and Restated Transfer and Administration Agreement

EXHIBIT A Amendments to Existing Transfer and Administration Agreement [see attached] 2017663-NYCSR07A - MSW

Exhibit A to Amendment #1 dated April 16, 2019 Conformed to Amendment #1 dated April 16, 2019 AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT among TECH DATA FINANCE SPV, INC., as Transferor, TECH DATA CORPORATION, as Collection Agent, THE BANK OF NOVA SCOTIA, as Administrative Agent and THE CLASS INVESTORS AND THE CLASS AGENTS FROM TIME TO TIME PARTY HERETO Dated as of August 8, 2017 Redline 1

TABLE OF CONTENTS Page Article I DEFINITIONS SECTION 1.01 Certain Defined Terms 1 SECTION 1.02 Other Interpretative Matters 24 Article II TERMS OF THE LOANS SECTION 2.01 Loan Facility 25 SECTION 2.02 Procedures for Credit Extensions 26 SECTION 2.03 Mandatory Prepayments 27 SECTION 2.04 Voluntary Prepayments 27 SECTION 2.05 Interest and Fees 28 SECTION 2.06 Eurodollar Rate Protection; Illegality 28 SECTION 2.07 Records of Loans 29 Article III SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS SECTION 3.01 Settlement Procedures 29 SECTION 3.02 Payments and Computations, Etc. 31 SECTION 3.03 Delivery of Periodic Reports 32 SECTION 3.04 Ratable Payments 32 SECTION 3.05 Right of Setoff 32 Article IV SECURITY INTEREST; SEGREGATED ACCOUNT SECTION 4.01 Security Interest 33 SECTION 4.02 Protection of Security Interest of the Administrative Agent for the benefit of the Secured Parties 34 SECTION 4.03 Segregated Account 35 i Redline i

Article V CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS SECTION 5.01 Conditions Precedent to Effectiveness and the Refinancing Credit Extension 35 SECTION 5.02 Conditions Precedent to All Credit Extensions 36 SECTION 5.03 Conditions Precedent to All Reinvestments and Cash Pooling Transfers 36 Article VI REPRESENTATIONS AND WARRANTIES SECTION 6.01 Representations and Warranties of the Transferor 37 SECTION 6.02 Representations and Warranties of the Collection Agent 43 Article VII COVENANTS SECTION 7.01 Affirmative Covenants of the Transferor 46 SECTION 7.02 Negative Covenants of the Transferor 50 SECTION 7.03 Affirmative Covenants of Tech Data 52 SECTION 7.04 Negative Covenants of Tech Data 57 SECTION 7.05 Financial Covenants of the Collection Agent 58 59 Article VIII ADMINISTRATION AND COLLECTION OF RECEIVABLES SECTION 8.01 Appointment of the Collection Agent 62 63 SECTION 8.02 Duties of the Collection Agent 63 64 SECTION 8.03 Lock-Box Account Arrangements 64 65 SECTION 8.04 Certain Enforcement Rights 65 SECTION 8.05 Responsibilities of the Transferor 65 66 SECTION 8.06 Servicing Fee 66 SECTION 8.07 Inspection Rights 66 Article IX TERMINATION EVENTS SECTION 9.01 Termination Events 67 SECTION 9.02 Termination 69 ii Redline ii

Article X THE ADMINISTRATIVE AGENT SECTION 10.01 Authorization and Action 69 70 SECTION 10.02 Administrative Agent's Reliance, Etc. 70 SECTION 10.03 Administrative Agent and Affiliates 70 SECTION 10.04 Indemnification of Administrative Agent 70 71 SECTION 10.05 Delegation of Duties 71 SECTION 10.06 Action or Inaction by Administrative Agent 71 SECTION 10.07 Notice of Termination Events; Action by Administrative Agent 71 SECTION 10.08 Non-Reliance on Administrative Agent and Other Parties 71 72 SECTION 10.09 Successor Administrative Agent 72 Article XI THE CLASS AGENTS SECTION 11.01 Authorization and Action 72 73 SECTION 11.02 Class Agent's Reliance, Etc. 73 SECTION 11.03 Class Agent and Affiliates 73 SECTION 11.04 Indemnification of Class Agents 73 74 SECTION 11.05 Delegation of Duties 74 SECTION 11.06 Notice of Termination Events 74 SECTION 11.07 Non-Reliance on Class Agent and Other Parties 74 SECTION 11.08 Successor Class Agent 74 75 SECTION 11.09 Reliance on Class Agent 75 Article XII INDEMNIFICATION; EXPENSES; RELATED MATTERS SECTION 12.01 Indemnities by the Transferor 75 SECTION 12.02 Indemnification by the Collection Agent 77 SECTION 12.03 Increased Costs 77 SECTION 12.04 Taxes 78 SECTION 12.05 Replacement Persons 83 SECTION 12.06 Costs and Expenses 84 Article XIII MISCELLANEOUS SECTION 13.01 Amendments, Etc. 84 SECTION 13.02 Notices, Etc. 85 iii Redline iii

SECTION 13.03 Assignments 85 SECTION 13.04 No Proceedings; Limitation on Payments 89 SECTION 13.05 Treatment of Certain Information; Confidentiality 89 SECTION 13.06 Confidentiality Agreement 90 SECTION 13.07 GOVERNING LAW 91 SECTION 13.08 Execution in Counterparts 91 SECTION 13.09 Integration; Binding Effect; Third-Party Beneficiaries; Survival of Termination 91 SECTION 13.10 CONSENT TO JURISDICTION 92 SECTION 13.11 WAIVER OF JURY TRIAL 92 SECTION 13.12 Limitation of Liability 92 SECTION 13.13 Intent of the Parties 93 SECTION 13.14 USA Patriot Act 93 SECTION 13.15 Severability 93 SECTION 13.16 Mutual Negotiations 94 SECTION 13.17 Acknowledgment and Consent to Bail-In of EEA Financial Institutions 94 EXHIBITS EXHIBIT A – Form of Loan Request EXHIBIT B – Form of Assignment and Acceptance Agreement EXHIBIT C – Credit and Collection Policy EXHIBIT D – Form of Periodic Report SCHEDULES SCHEDULE I – Commitments SCHEDULE II – Lock-Box Accounts and Lock-Box Banks SCHEDULE III – Notice Addresses SCHEDULE IV – Locations of Records and Chattel Paper ANNEXES ANNEX I – Closing Memorandum iv Redline iv

This AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (as further amended, restated, supplemented or otherwise modified from time to time, this "Agreement ") is entered into as of August 8, 2017 (the "Amendment Date ") by and among the following parties: (i) TECH DATA FINANCE SPV, INC., a Delaware corporation, as transferor (together with its successors and assigns, the "Transferor "); (ii) the Persons from time to time party hereto as Class Investors and as Class Agents; (iii) THE BANK OF NOVA SCOTIA, a banking corporation organized and existing under the laws of Canada ("Scotia Bank "), as Administrative Agent; and (iv) TECH DATA CORPORATION, a Florida corporation ("Tech Data "), as collection agent (in such capacity, together with its successors and assigns in such capacity, the "Collection Agent "); PRELIMINARY STATEMENTS WHEREAS, this Agreement amends and restates in its entirety that certain Transfer and Administration Agreement, dated as of May 19, 2000 (as amended, supplemented or otherwise modified prior to the date hereof, the "Original Agreement "), among the parties hereto. WHEREAS, the Original Agreement is being amended and restated in connection with the appointment of Scotia Bank as Administrative Agent and the addition of AVT Technology Solutions LLC, a Delaware limited liability company ("AVT TS ") as an additional originator. NOW, THEREFORE, the parties hereby agree as follows: ARTICLE I DEFINITIONS SECTION 1.01 Certain Defined Terms . As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): "61 –90 Day Obligor " means an Obligor whose Contract provides for a due date that is between 61 and 90 days following the original invoice date. "Administrative Agent " means Scotia Bank, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article X. "Adverse Claim " means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement in the nature of an interest in the applicable asset or assets 98 70 Redline 1 of any kind; it being understood that none of the foregoing shall constitute an "Adverse Claim" to the extent (i) in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties), (ii) created under or pursuant to, or expressly contemplated to exist and not prohibited by, any Transaction Document (including any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement in favor of any Lock-Box Bank), or (iii) any rights of setoff in favor of an Obligor under a Receivable that reduces the Outstanding Balance thereof in accordance with this Agreement. "Affected Person " means each Credit Party and each Program Support Provider, the parent or holding company that Controls any Credit Party or Program Support Provider, and any of their respective Affiliates, in each case that are party to, or entitled to any payment under, the Transaction Documents. "Affiliate " means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise. "Aggregate Capital " means, at any time of determination, the aggregate outstanding Capital of all Class Investors at such time. "Aggregate Interest " means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Class Investors at such time. "Agreement " has the meaning set forth in the preamble to this Agreement. "Amendment Date " has the meaning set forth in the preamble to this Agreement. "Amendment Financing Statements " has the meaning set forth in Section 4.01(c ). "Anti-Corruption Laws " means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to each Originator, the Seller, the Collection Agent, the Transferor or their respective Subsidiaries from time to time. "Applicable Law " means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, judgments, injunctions or determinations of any arbitrator or court or other Official Body, in each case binding upon such Person, its business or any of its property or to which such Person, its business or any of its property is subject. "Assignment and Acceptance Agreement " means an assignment and acceptance agreement, in substantially the form of Exhibit B hereto, or in such other form acceptable to the Administrative Agent and the Transferor. "Attorney Costs " means the reasonable and documented out-of-pocket fees, costs, expenses and disbursements of external counsel. 98 70 Redline 2

"AVT TS " has the meaning set forth in the Preliminary Statements . "Bank Investors " means those Persons party hereto as a "Bank Investors," as identified on Schedule I hereto. "Bankruptcy Code " means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time. "Base Rate " means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Administrative Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Administrative Agent) and (ii) the sum of (a) 1.50% and (b) the Federal Funds Rate. "Borrowing Base " means, at any time of determination, the amount equal to the Net Receivables Pool Balance at such time, minus the Total Reserves at such time. "Borrowing Base Deficit " means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the lesser of (i) the Borrowing Base at such time and (ii) the Facility Limit at such time. "Business Day " means any day (other than Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York, New York; Charlotte, North Carolina; San Francisco, California; Clearwater, Florida; or Chicago, Illinois and (b) if this definition of "Business Day" is utilized in connection with calculating any Eurodollar Rate, dealings are carried out in the London interbank market. "Capital " means, with respect to any Class Investor, the aggregate principal amount of all Loans made to the Transferor by such Class Investor pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 3.01; provided , that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made. "Capital Requirements (Risk Retention) " means Sections 404 through 410 of the CRR, as supplemented by Commission Delegated Regulation (EU) No 625/2014 of March 13, 2014 and any related regulatory guidance issued by any EU Official Body and notified by the Administrative Agent or any Class Agent to Tech Data. "Capitalized Lease " of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles. "Cash Pooling and Management Agreement " means the Cash Pooling and Management Agreement dated as of August 8, 2017, between Tech Data and the Transferor. 98 70 Redline 3

"Cash Pooling Transfer " has the meaning set forth in Section 3.01(a ). "Change in Law " means the occurrence, after the Amendment Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Official Body; provided that notwithstanding anything herein to the contrary, ( xy) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and ( yz) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in "Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems" (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case, to the extent requiring any change to the compliance policies and practices (including relating to capital, liquidity or leverage requirements) of any Affected Person after the date hereof, be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued. "Class " means, (i) for any Class Conduit, such Class Conduit, together with such Class Conduit's Related Bank Investors and related Class Agent and/or (ii) for any Class Investor that does not have a Related Class Conduit, such Class Investor, together with such Class Investor's related Class Agent and each other Class Investor for which such Class Agent acts as a Class Agent hereunder. "Class Agent " means, (i) with respect to each Class, each Person acting as agent on behalf of such Class and designated as the Class Agent for such Class on Schedule I hereto and (ii) with respect to the Administrative Agent, the Administrative Agent. "Class Agent's Account " means, with respect to any Class Agent, the account(s) from time to time designated in writing by the applicable Class Agent to the Transferor and the Collection Agent for purposes of receiving payments. "Class Commitment " means, with respect to any Class, at any time of determination, the aggregate Commitments of all Bank Investors within such Class. "Class Conduit " means each Person party hereto as a "Class Conduit," as identified on Schedule I hereto. "Class Investors " means the Class Conduits and the Bank Investors, and if the context so requires, the Administrative Agent. "Code " means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time. 98 70 Redline 4

"Collateral " has the meaning set forth in Section 4.01(a ). "Collection Agent " has the meaning set forth in the preamble to this Agreement. "Collection Agent Ratings Event " means an event that shall have occurred if the long term debt rating of Tech Data falls below "BB" from S&P or below "Ba2" from Moody's. "Collection Agent Default " means the violation by the Collection Agent of any of the covenants set forth in Section 7.05. "Collections " means, with respect to any Pool Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, insurance proceeds, and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections of such Receivable. "Commercial Paper " means the promissory notes issued by one or all, as applicable, of the Class Conduits (or by such Class Conduit's related commercial paper issuer if the Class Conduit does not itself issue commercial paper) in the commercial paper market. "Commitment " means, with respect to any Bank Investor, the maximum aggregate amount which such Person is obligated to lend or pay hereunder on account of all Loans, on a combined basis, as set forth on Schedule I , as may be reduced from time to time pursuant to Section 2.04(b ). "Concentration Percentage " means (a) for any Designated Obligor or Financing Party as of any date of determination, for the Obligors comprising each Obligor Group specified in the table below, on an individual basis, a percentage not to exceed the corresponding "Obligor Percentage" as set forth below: Obligor Group Obligor Percentage Group A 12.00% Group B 7.50% Group C 5.00% Group D 3.00% or such other greater amount determined by the Administrative Agent in the reasonable exercise of its good faith judgment and with the consent of all of the Class Agents and disclosed in a written notice delivered to the Transferor and the Collection Agent and (b) for each Special Obligor, the Special Concentration Limit (which is expressed as a percentage) applicable to such Special Obligor of the Outstanding Balance of all Eligible Receivables at such time, provided , however , that any such Special Concentration Limit may be revoked at any time effective upon three Business Days' written notice from the Administrative Agent or any Class Agent to the Transferor, the Collection Agent, the Administrative Agent (if the Administrative Agent did not deliver such notice) and the Class Agents, such notice to be given in good faith and based on reasonable criteria. 98 70 Redline 5

"Concentration Reserve Percentage " means 12.00%. "Connection Income Taxes " means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. "Contract " means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable. "Control " means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. "Credit and Collection Policy " means the credit and collection policy or policies and practices relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit C attached hereto, as modified from time to time in accordance with this Agreement. "Credit Extension " means the making of any Loan. "Credit Party " means each Class Investor, the Administrative Agent and each Class Agent. "Credit Risk Losses " means, with respect to any Pool Receivable and its Related Security, amounts owed but not received under such Pool Receivable or such Related Security due to the insolvency, bankruptcy, lack of creditworthiness (including willingness to pay) or other inability to pay of the related Pool Obligor or other applicable obligor thereunder, but excluding, for the avoidance of doubt, any amounts not received due to any incidental credit risk exposure to parties administering or servicing the collections thereon or that would be included in any Dilution Amount. "CRR " means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 , as amended from time to time. "De Minimis Tax Liens " means tax liens imposed by any Official Body on the Collection Agent or any Originator or their respective assets or properties (or imposed on or purported to be imposed on any such assets or properties that have been or will be sold or conveyed pursuant to the Purchase Agreement or the Originator Sale Agreement) that (a) have not been consented to by the Collection Agent, any Originator or the Transferor and (b) do not, in the aggregate for all De Minimis Tax Liens, exceed the lower of (i) $1,000,000 and (ii) 0.10% of the aggregate Outstanding Balance of all Pool Receivables at such time. 98 70 Redline 6

"Deemed Collections " means all amounts required to be paid in cash to the Transferor (whether or not actually paid) pursuant to Section 7.2(e) of the Purchase Agreement. "Default Rate " means, for each Class Investor or the Administrative Agent, as applicable, a rate per annum equal to 2.50% per annum plus the greater of the Base Rate or the otherwise applicable Interest Rate for such Class Investor or the Administrative Agent, as applicable. "Default Ratio " means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing : (a) the sum of the aggregate outstanding principal amount (including any accrued and outstanding Finance Charges related thereto) of each Pool Receivable that became a Defaulted Receivable during such month, as of the date such Pool Receivable became a Defaulted Receivable (such amount shall exclude Dilution Amounts), by (b) the aggregate amount of sales by each Originator giving rise to Pool Receivables in the month that is the fourth month prior to the month of determination. "Defaulted Receivable " means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such Receivable; (b) as to which an Event of Bankruptcy has occurred with respect to the Obligor thereof; (c) which has been identified by the Collection Agent as uncollectible; or (d) which, consistent with the applicable Credit and Collection Policy, has been or should be written off the Transferor's books as uncollectible. "Defaulting Lender " means, subject to Section 2.02(f ), any Bank Investor that (a) has failed to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Bank Investor notifies the Administrative Agent and the Transferor in writing that such failure is the result of such Bank Investor's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Transferor or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank Investor's obligation to fund a Loan hereunder and states that such position is based on such Bank Investor's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Transferor, to confirm in writing to the Administrative Agent and the Transferor that it will comply with its prospective funding obligations hereunder (provided that such Bank Investor shall cease to be a Defaulting Lender pursuant to this clause 98 70 Redline 7

(c) upon receipt of such written confirmation by the Administrative Agent and the Transferor), or (d) an Event of Bankruptcy has occurred with respect to such Bank Investor or any direct or indirect parent company of such Bank Investor. "Delinquency Ratio " means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing : (a) the aggregate outstanding principal amounts (including any accrued and outstanding Finance Charges related thereto) of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate outstanding principal amounts (including any accrued and outstanding Finance Charges related thereto) of all Pool Receivables on such day. For purposes of this calculation, any Dilution Amounts shall be excluded. "Delinquent Receivable " means a Receivable: as to which any payment or part thereof remains unpaid for more than sixty (60) days from the original due date for such Receivable. "Designated Obligor " means, at any time, each Pool Obligor; provided , however , that any Pool Obligor shall cease to be a Designated Obligor upon notice from the Administrative Agent to the Transferor and the Collection Agent, delivered at any time in good faith and based upon reasonable criteria. "Dilution Amount " means, with respect to any calendar month, an amount equal to the aggregate reduction in the Outstanding Balance of all Pool Receivables in such calendar month (without giving effect to the receipt of any Deemed Collections) resulting from: (i) defective, rejected or returned goods or services, (ii) revisions, cancellations, allowances, rebates, credits, credit memos, discounts, chargebacks, allowances, warranty payments, billing adjustments or any other voluntary reductions in the amounts actually owed by the applicable Pool Obligor made by the Transferor, any Originator, the Collection Agent or any of their respective Affiliates (other than as a result of the receipt of Collections), (iii) setoffs, counterclaims or, to the extent relating to the goods or services of any Originator, disputes between any Pool Obligor and the Transferor, any Originator, the Collection Agent or their respective Affiliates (whether arising from the transaction giving rise to a Pool Receivable or any unrelated transaction) or (iv) corrections to the reported Outstanding Balance of any Pool Receivable previously included in the Net Receivables Pool Balance in excess of its actual Outstanding Balance as of the date of such inclusion. "Dilution Horizon Ratio " means, at any time, the result of (I) the quotient, expressed as a percentage, of (a) the aggregate amount of sales by the Originators giving rise to Pool Receivables in the two month period ending on the last day of the most recent month, divided by (b) the aggregate initial Outstanding Balance of Eligible Receivables at the last day of the most recent month, multiplied by (II) the greater of (a) 0.75 and (b) such other amount as may be determined from time to time by the Administrative Agent based on the reported weighted average days lag (or weighted average dilution horizon, as applicable) for all credit memos of all Pool Receivables as noted in the most recent calendar year's audit of agreed upon procedures performed subsequent to the Amendment Date (or such other subsequent audit if more recent) divided by 60. For the avoidance of doubt, any change to the Dilution Horizon Ratio as a result 98 70 Redline 8 of this clause (II) will be effective as of the last day of the month in which such final audit of agreed upon procedures report is delivered. "Dilution Ratio " means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing : (a) the aggregate Dilution Amount with respect to all Pool Receivables during such month, by (b) the aggregate amount of sales by the Originators giving rise to Pool Receivables in the month that is two months prior to the month of determination. "Dilution Volatility Component " means, for any calendar month, (a) the positive difference, if any, between: (i) the highest average of the Dilution Ratios for any two consecutive calendar months during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve calendar months, times (b) (i) the highest average of the Dilution Ratios for any two consecutive calendar months during the twelve most recent calendar months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve calendar months. "Dynamic Dilution Reserve Percentage " means, on any day, the product of (a) the sum of (i) 2.25 times the average of the Dilution Ratios for the twelve most recent calendar months, plus (ii) the Dilution Volatility Component, multiplied by (b) the Dilution Horizon Ratio. "Dynamic Loss Reserve Percentage " means on any day the product of (i) 2.25, (ii) the highest three month average of the Default Ratio occurring during the twelve month period ending on the last day of the most recent month, and (iii) the Loss Horizon Ratio; provided, however, that, until such time as the Class Agents and the Bank Investors shall agree in writing (upon written notice from the Transferor received at least ten (10) days prior to the Settlement Date as to which such requested consent is to be effective, it being the intention of the parties hereto to modify the below definition of "Defaulted Receivable" to replace "61 and 90 days" with "91 and 120" days when the Transferor is able to calculate the amount of such Receivables) solely for the purposes of the calculation of the Dynamic Loss Reserve Percentage, the Default Ratio shall be calculated on the basis of the following definition of "Defaulted Receivable." "Defaulted Receivable " means any Receivable (i) as to which any payment, or part thereof, remains unpaid for between 61 and 90 days from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred with respect to the Obligor thereof; (iii) which has been identified by the Collection Agent as uncollectible; or (iv) which, consistent with the applicable Credit and Collection Policy, has been or should be written off the Transferor's books as uncollectible. "Dollars " and "$" each means the lawful currency of the United States of America. "Drawn Spread " has the meaning set forth in the Side Letter applicable to all Classes, by and among the Transferor, the Class Agents and the Class Investors. 98 70 Redline 9

"Eligible Contract " means an agreement or invoice reasonably acceptable to the Administrative Agent, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered. "Eligible Receivable " means, at any time of determination, a Pool Receivable: (a) which has been transferred by Tech Data to the Transferor pursuant to the Purchase Agreement and to which the Transferor has good title thereto, free and clear of all Adverse Claims; (b) the Obligor of which (I) is (x) a resident of the United States or one of its instrumentalities, (y) is a resident of any jurisdiction other than the United States or one of its instrumentalities or (z) a government or a governmental subdivision or agency, (II) is a Designated Obligor at the time of the Transferor's acquisition of such Pool Receivable, and (III) is not an Affiliate or employee of any of the parties hereto; (c) which is not a Defaulted Receivable; (d) which is not a Delinquent Receivable; (e) which (A) arises pursuant to a Contract that contains an obligation to pay a specified sum of money and with respect to which each of the Originators, the Seller and the Transferor has performed all obligations required to be performed by it thereunder, although payment under such Receivable may be contingent only upon the shipment of the merchandise and/or the performance of the services purchased thereunder; (B) has been billed; and (C) according to the Contract related thereto, (x) has a due date no more than ninety (90) days after the original invoice date (it being understood that a Receivable payable in accordance with "no terms" does not satisfy this criteria) or (y) for Receivables with respect to which the Obligor or Financing Party has been designated as a Special Obligor and until three (3) Business Days after such designation may be revoked by the Agent or any Class Agent, such longer period approved by the Agent and the Class Agents at the time such Obligor or Financing Party was designated a Special Obligor; (f) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended; (g) a purchase of which by the Transferor with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended; (h) which is an "account" or "chattel paper" within the meaning of Article 9 of the UCC of all applicable jurisdictions; (i) which is denominated and payable only in United States dollars in the United States; 98 70 Redline 10

(j) which, arises under an Eligible Contract that together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and, to the best knowledge of the Collection Agent or the Transferor is not subject to any litigation, dispute, offset, counterclaim or other defense at such time; (k) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect; (l) which (A) satisfies, in all material respects, all applicable requirements of the applicable Credit and Collection Policy and (B) is assignable by the applicable Originator, the Seller, the Transferor or the Administrative Agent without the consent of, or notice to, the Obligor or Financing Party thereunder unless such consent has been obtained and is in effect or such notice has been given; (m) which was generated in the ordinary course of the applicable Originator's business; (n) the Obligor or Financing Party of which has been directed to make all payments to a Lock-Box Account with respect to which a Lock-Box Agreement is in effect; (o) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (o) ; (p) (i) the assignment of which under the Originator Sale Agreement by the applicable Originator to the Seller (if applicable), (ii) the assignment of which under the Purchase Agreement by the Seller to the Transferor and (iii) the grant of a security interest with respect thereto hereunder by the Transferor to the Administrative Agent do not violate, conflict or contravene any applicable Law or any contractual or other restriction, limitation or encumbrance; (q) which is not subject to any Adverse Claim and with respect to which no financing statement has been authorized to be filed except as permitted by this Agreement or any other Transaction Document; and (r) with respect to the Obligor thereof, not more than 25% of the Receivables (as of the preceding month-end) owed by such Obligor are Defaulted Receivables. 98 70 Redline 11

"ERISA " means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder. "ERISA Affiliate " means any trade or business (whether or not incorporated) that, together with the Transferor, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code. "Eurodollar Rate " means any Interest Rate that is, or is based on, a London Interbank Offered Rate. "EU Securitization Regulation" means (EU) 2017/2402 of the European Parliament and of the Council and any Implementing Technical Standards, Regulatory Technical Standards and official guidance issued by the European Banking Authority and the European Securities and Markets Authority , as amended from time to time. "Event of Bankruptcy " means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii) . "Excess Concentration Amount " means, the sum, without duplication, of: (a) the sum of the amounts calculated for each Designated Obligor or Financing Party equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Designated Obligor or Financing Party, over (ii) the product of (x) the Concentration Percentage of such Designated Obligor or Financing Party, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus (b) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is a Foreign Obligor, over (ii) the product of (x) 5.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus (c) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is an Official Body, over (ii) the product of (x) 2.50%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus 98 70 Redline 12

(d) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is a 61–90 Day Obligor, over (ii) the product of (x) 5.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool. provided , however , that for the avoidance of doubt, the aggregate amount included in the Excess Concentration Amount at any time with respect to any Pool Obligor's Eligible Receivables shall not exceed the aggregate Outstanding Balance of all such Pool Obligor's Eligible Receivables at such time. "Exchange Act " means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time. "Exchange Act Reports " means the "Annual Reports" of Tech Data on Form 10-K, the "Quarterly Reports" of Tech Data on Form 10-Q and all "Current Reports" of Tech Data on Form 8-K. "Excluded Taxes " means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Class Investor, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Class Investor, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Class Investor with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Class Investor acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Transferor under Section 12.05) or (ii) such Class Investor changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Class Investor's assignor immediately before such Class Investor became a party hereto or to such Class Investor immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 12.04(f ) and (d) any U.S. federal withholding Taxes imposed under FATCA. "Existing Financing Statements " has the meaning set forth in Section 4.01(c ). "Facility Limit " means, at any time of determination, the aggregate Commitment of all Bank Investors, as set forth on Schedule I , as may be reduced from time to time pursuant to Section 2.04(b ). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital. "FATCA " means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not 98 70 Redline 13 materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. "Federal Funds Rate " means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. "Federal Reserve Board " means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions. "Fees " has the meaning set forth in Section 2.05(a ). "Final Payout Date " means the date on or after the occurrence of the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) all non- contingent Obligations then owed by the Transferor shall have been paid in full, (iii) all other non-contingent amounts then owing to the Credit Parties and any other Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full. "Financial Covenant Amendment " has the meaning set forth in Section 7.05(d ). "Finance Charges " means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract. "Financing Party " means a third-party who receives an invoice from the applicable Originator billed to an Obligor with respect to the provision goods and services to such Obligor under a Contract whereby the Financing Party remits payment to such Originator on behalf of such Obligor in connection with a financing of the goods and/or services covered under such Contract. "First Amendment" means the First Amendment to the Amended and Restated Transfer and Administration Agreement, dated as of April 16, 2019, by and among the parties to the Amended and Restated Transfer Agreement. 98 70 Redline 14

"Fitch " means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization. "Foreign Lender " means each Class Investor that is not a U.S. Person. "Foreign Obligor " means an Obligor which is organized in or whose principal place of business is in, any country other than the United States. "GAAP " means generally accepted accounting principles in the United States of America, consistently applied; provided , however , that if any Person hereafter changes its accounting standards in accordance with applicable laws and regulations, including those of the SEC, to adopt International Financial Reporting Standards, GAAP with respect to such Person will mean such International Financial Reporting Standards after the effective date of such adoption. "Group A Obligor ," "Group B Obligor ," "Group C Obligor " and "Group D Obligor ," respectively, means, as of any date of determination, an Obligor having a short-term rating or unsecured long-term debt rating or both a short-term rating and an unsecured long-term rating from either of Moody's or S&P in accordance with the definition of "Obligor Group" as determined in the following manner: Obligor Group Short-Term Rating Long-Term Rating of Obligor Group A Obligor A-1/P-1 or higher A-/A3 or higher Group B Obligor A-2/P-2 BBB+/Baa1 or BBB/Baa2 Group C Obligor A-3/P-3 BBB-/Baa3 Lower than A-3/P-3 or not Group D Obligor rated Below BBB-/Baa3 or not rated "Guarantee " means, as to any Person, (A) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (2) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, or (3) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (B) any Adverse Claim on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an 98 70 Redline 15 amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. "Indebtedness " means, with respect to any Person, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guarantee. "Indemnified Amounts " has the meaning set forth in Section 12.01(a ). "Indemnified Party " has the meaning set forth in Section 12.01(a ). "Indemnified Taxes " means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Transferor under any Transaction Document and (b) to the extent not otherwise described in clause (a) , Other Taxes. "Intended Tax Treatment " has the meaning set forth in Section 13.13. "Interest " means, for each Loan for any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.05(b ). "Interest Period " means, for each Class: (a) before the Termination Date: (i) initially, the period commencing on the Amendment Date and ending on (and including) the last day of the related calendar month and (ii) thereafter, each calendar month and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Class Agents) or, in the absence of any such selection, each calendar month. "Interest Rate " means, for each Class Investor or the Administrative Agent, as applicable, a rate per annum equal to the Drawn Spread plus the Reference Rate for such Class Investor or the Administrative Agent, as applicable. "Investment Company Act " means the Investment Company Act of 1940, as amended or otherwise modified from time to time. "IRS " means the United States Internal Revenue Service. "Lease Agreement " means the Sublease Agreement, dated as of October 12, 2015, between the Transferor and Blackline Partners, LLC dba Cartwright & Company and consented by Ottex Corporation. 98 70 Redline 16

"Loan " means any loan made by a Class Investor pursuant to Section 2.02. "Loan Request " means a letter in substantially the form of Exhibit A hereto executed and delivered by the Transferor to the Administrative Agent and the Class Agents pursuant to Section 2.02(a ). "Lock-Box " means each locked postal box with respect to which a Lock-Box Bank who has executed a Lock-Box Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Pool Receivables and which is linked to a Lock-Box Account. "Lock-Box Account " means an account listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box Account in accordance with the terms hereof) and maintained by an Originator or the Collection Agent at a Lock-Box Bank for the purpose of receiving Collections from Receivables. "Lock-Box Agreement " means an agreement between an Originator or the Collection Agent and a Lock-Box Bank regarding one or more Lock-Box Accounts, conferring Control of the applicable Lock-Box Account(s) in favor of the Administrative Agent, in form and substance satisfactory to the Administrative Agent. "Lock-Box Bank " means each of the banks set forth in Schedule II hereto and such banks as may be added thereto or deleted therefrom in accordance with this Agreement. "Loss Horizon Ratio " means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing (a) the aggregate amount of sales by the Originators giving rise to Pool Receivables in the four month period ending on such day, by (b) the aggregate initial Outstanding Balance of Eligible Receivables on such day. "Majority Class Agents " means one or more Class Agents which in its Class, or their combined Classes, as the case may be, have Bank Investors representing more than 50% of the aggregate Commitments of all Bank Investors in all Classes (or, if the Commitments have been terminated, have Class Investors representing more than 50% of the Aggregate Capital); provided , however , that so long as there are two or more Classes party hereto, no less than two Class Agents shall constitute the Majority Class Agents; provided , further , that for purposes of determining the Majority Class Agents, the Commitments of any Defaulting Lender and each other Bank Investor in such Defaulting Lender's Group will be deemed to be zero. "Material Adverse Effect " means, with respect to any event or circumstance and with respect to any Person (or if no Person is specified, with respect to the Transferor, the Seller, the Originators and the Collection Agent), a material adverse effect on: (a) the assets, operations, business or financial condition of such Person and its Subsidiaries, if any, taken as a whole; 98 70 Redline 17

(b) the ability of any such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party; (c) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectibility of any material portion of the Pool Receivables; or (d) the status, perfection, enforceability or priority of the interest of the Administrative Agent (for the benefit of the Secured Parties) in the Pool Receivables. "Maturity Date " means the Termination Date. "Minimum Dilution Reserve Percentage " means 3.00%. "Monthly Settlement Date " means the 7th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day). "Moody's " means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization. "Net Receivables Pool Balance " means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration Amount. "Non-Extending Lender " means a Class Investor that has indicated that it will not consent to a request to extend the Scheduled Termination Date. "Obligations " means all present and future indebtedness, reimbursement obligations and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Transferor to any Credit Party, Indemnified Party and/or any Affected Person, arising under this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Event of Bankruptcy with respect to the Transferor (in each case whether or not allowed as a claim in such proceeding). "Obligor " means a Person obligated to make payments for the provision, to such Person or a third party, of goods and services pursuant to a Contract. "Obligor Group " for any Obligor shall be determined by the Administrative Agent as follows: (i) the short-term rating issued by S&P for such Obligor shall be used to determine the "Obligor Group"; provided , however , that if such short-term rating is unavailable, the long-term unsecured rating issued by S&P for the Obligor shall be used, (ii) concomitantly with clause (i) , the short-term rating issued by Moody's for such Obligor shall be used to determine the "Obligor 98 70 Redline 18

Group"; provided , however , that if such short-term rating is unavailable, the long-term unsecured rating issued by Moody's for the Obligor shall be used, (iii) only if there is a difference between the "Obligor Group" indicated between the foregoing clauses (i) and (ii) , determined concomitantly, then the Obligor shall be deemed a member of the lower of the determined "Obligor Group" and (iv) if the Obligor is only rated by one of S&P and Moody's, the Administrative Agent shall use the one rating to determine the Obligor Group for such Obligor. "Official Body " means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic. "Originator " and "Originators " each have the meaning set forth in the Purchase Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case, in accordance with the Purchase Agreement and with the prior written consent of the Administrative Agent. "Originator Sale Agreement " has the meaning set forth in the Purchase Agreement. "Other Connection Taxes " means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document). "Other Taxes " means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes imposed by any Official Body that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.05). "Other Transferor " means any Person other than the Transferor that has entered into a receivables purchase agreement, transfer and administration agreement or similar arrangement for the financing of receivables with any Class Conduit. "Outstanding Balance " means, with respect to any Receivable at any time, the then outstanding principal amount thereof including any accrued and outstanding Finance Charges related thereto, as adjusted in accordance with Section 3.02(d ); provided , that the Outstanding Balance of a Defaulted Receivable shall be zero. "Participant " has the meaning set forth in Section 13.03(f ). 98 70 Redline 19

"Participant Register " has the meaning set forth in Section 13.03(g ). "PATRIOT Act " has the meaning set forth in Section 13.14. "Periodic Report " means a monthly report or a weekly report, in substantially the form attached hereto as Exhibit D or in such other form as is mutually agreed to by the Transferor and the Administrative Agent, furnished by the Collection Agent pursuant to Section 3.03. "Person " means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof. "Pool Obligor " means an Obligor under a Pool Receivable. "Pool Receivable " means a Receivable in the Receivables Pool. "Potential Termination Event " means an event that but for notice or lapse of time or both would constitute a Termination Event. "Pro Rata Percentage " means, at any time of determination, with respect to any Bank Investor, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans being funded by the Class Investors in such Bank Investor's Class at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Bank Investors at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Capital at such time. "Proceeds " means "proceeds" as defined in Section 9-102(a)(64) of the UCC. "Program Support Agreement " means any agreement entered into in connection with this Agreement pursuant to which a Program Support Provider agrees to provide liquidity, back-up purchase or credit support in connection with a Class Conduit's extension of credit hereunder and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Class Conduit or its related commercial paper issuer, (b) the issuance of one or more surety bonds for which any Class Conduit or its related commercial paper issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Class Conduit to any Program Support Provider of any Capital (or portions thereof or participation interest therein) maintained by such Class Conduit and/or (d) the making of loans and/or other extensions of credit to any Class Conduit or its related commercial paper issuer in connection with the related commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder. 98 70 Redline 20

"Program Support Provider " means, with respect to a Class Conduit, any bank, insurance company or other funding institution providing liquidity, credit enhancement or back-up purchase support or facilities to such Class Conduit. "Purchase Agreement " means the Amended and Restated Receivables Purchase and Servicing Agreement, dated as of the date hereof, by and between Tech Data, as seller, and the Transferor, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time. "Purchase Agreement Termination Event " means the Transferor ceasing to make purchases of Receivables from Tech Data under the Purchase Agreement. "Rate Period " means, with respect to any Interest Rate, the applicable period of time for which such Interest Rate is determined. "Rating Agency " means each of S&P, Fitch and Moody's, to the extent then rating the Commercial Paper of any Class Conduit (and/or each other rating agency then rating the Commercial Paper of any Class Conduit). "Receivable " means the indebtedness owed to the Transferor or any Originator by any Obligor under a Contract whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of merchandise or services by any Originator and thereafter transferred to the Transferor by the Seller pursuant to the Purchase Agreement, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, to the extent any portion of a Receivable is deemed collected as a result of Deemed Collections that are received and applied in accordance with Section 3.01(e ), such portion of such Receivable shall no longer constitute a Receivable hereunder. "Receivables Pool " means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Transferor pursuant to the Purchase Agreement. "Records " means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property) maintained with respect to Receivables and the related Obligors. "Reference Rate " has, for each Class Investor or the Administrative Agent, as applicable, the meaning set forth in the applicable Side Letter between the applicable Class Agent and the Transferor. "Register " has the meaning set forth in Section 13.03(d ). "Reinvestment " has the meaning set forth in Section 3.01(a ). 98 70 Redline 21

"Related Bank Investor " means with respect to any Class Conduit, any Class Agent or any Class, each Bank Investor listed as a Bank Investor for the related Class as set forth on Schedule I hereto. "Related Class Conduit " means, with respect to any Bank Investor, any Class Agent or any Class, each Class Conduit which is listed as a Class Conduit for the related Class as set forth on Schedule I hereto. "Related Party " means, with respect to any Person, such Person's Affiliates and the officers, directors, managers, agents and employees of such Person and its Affiliates. "Related Security " means with respect to any Pool Receivable, all of the Transferor's and the Seller's rights, title and interest in, to and under: (a) the merchandise (including returned or repossessed merchandise), if any, the sale of which by the applicable Originator gave rise to such Receivable; (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; (c) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; (d) all Records related to such Receivable; and (e) all rights and remedies of the Transferor under the Purchase Agreement and the Originator Sale Agreement, together with all financing statements filed by the Transferor against the Seller and each Originator in connection therewith; and (f) all Collections on and Proceeds of any of the foregoing. "Repurchase " has the meaning set forth in the Purchase Agreement. "Repurchase Event " has the meaning set forth in the Purchase Agreement. "Required Capital Amount " means, at any time of determination, an amount equal to the Total Reserves at such time. "Responsible Officer " means, with respect to any Person, the president, the chief executive officer, the chief financial officer, treasurer, assistant treasurer or chief accounting officer of such Person. 98 70 Redline 22

"Retained Interest " has the meaning set forth in Section 7.03(n ). "S&P " means S&P Global Ratings and any successor thereto that is a nationally recognized statistical rating organization. "Sanctions " means any economic or financial sanctions or trade embargoes imposed, administered or enforced by (a) the U.S. federal government (including without limitation the Office of Foreign Assets Control of the U.S. Department of the Treasury), (b) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom or (c) Canada, including but not limited to, the economic or financial sanctions or trade embargoes contemplated by the provisions of the United Nations Act (Canada), the Special Economic Measures Act (Canada), and any other economic sanctions laws administered by Foreign Affairs and International Trade Canada or the Department of Public Safety Canada. "Sanctioned Country " means, at any time, a country, region or territory to the extent that such country, region or territory itself is the subject of Sanctions that broadly prohibit dealings with such country, region or territory (as of the Amendment Date, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria). "Sanctioned Person " means, at any time, any individual or entity (a) appearing on a list of Persons with whom trade or commerce is expressly restricted by Applicable Law pursuant to Sanctions, (b) located, organized or resident in a Sanctioned Country, (c) with whom dealings are currently prohibited by any Sanctions or (d) is controlled or 50% or more owned by any individual or entity described in the foregoing clauses (a) , (b) or (c) . "Scheduled Termination Date " means August 8 April 16 , 2019 2021 , it being understood that the parties hereto may from time to time extend the Scheduled Termination Date by written agreement. "Scotia Bank " has the meaning set forth in the preamble to this Agreement. "Segregated Account " has the meaning set forth in Section 4.03. "Servicing Fee " means the fee referred to in Section 8.06(a ) of this Agreement. "SEC " means the U.S. Securities and Exchange Commission. "Secured Parties " means each Credit Party, each Indemnified Party and each Affected Person. "Securities Act " means the Securities Act of 1933, as amended or otherwise modified from time to time. "Seller " has the meaning set forth in the Purchase Agreement, as the same may be modified from time to time with the prior written consent of the Administrative Agent. 98 70 Redline 23

"Settlement Date " means (i) prior to the Termination Date, the Monthly Settlement Date and (ii) on and after the Termination Date, each day selected from time to time by the Administrative Agent (with the consent or at the direction of each Class Agent) (it being understood that the Administrative Agent (with the consent or at the direction of each Class Agent) may select such Settlement Date to occur as frequently as daily) or, in the absence of such selection, the Monthly Settlement Date. "Side Letter " has the meaning set forth in Section 2.05(a ). "Solvent " means, with respect to any Person and as of any particular date, (i) the present fair value of the assets of such Person exceeds the liabilities of such Person as such liabilities become absolute and matured, (ii) the fair value of the assets of such Person exceeds the probable liability on such Person's debts as such debts become absolute and matured, (iii) such Person is able to pay its debts as they mature and (iv) such Person's capital is not unreasonably small for the business in which it is engaged. "Special Concentration Limit " means, for any Obligor or Financing Party while such Obligor or Financing Party is a Special Obligor, the percentage applicable to such Special Obligor and designated as the "Special Concentration Limit" in the written approval of such Obligor or Financing Party as a Special Obligor by the Agent and the Class Agents. "Special Obligor " means an Obligor or Financing Party which upon the request of the Transferor is approved in writing by the Agent and each Class Agent as a "Special Obligor" and with respect to which none of the Administrative Agent or any Class Agent shall have revoked such designation, such revocation to be effective upon three (3) Business Days' written notice from the Administrative Agent or a Class Agent, as applicable, to the Collection Agent, the Transferor, the Administrative Agent (if such notice is not given by the Administrative Agent) and each Class Agent and which revocation shall be given in good faith and based upon reasonable criteria. "Subsidiary " means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person. "Taxes " means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto. "Tech Data " has the meaning set forth in the preamble to this Agreement. 98 70 Redline 24

"Termination Date " means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the "Termination Date" is declared or deemed to have occurred under Section 9.01 and (c) the date designated by the Transferor as the "Termination Date" pursuant to Section 2.04(b ). "Termination Event " has the meaning set forth in Section 9.01. For the avoidance of doubt, a Termination Event shall occur only after applicable cure periods, if any, specified in Section 9.01 have expired, and any Termination Event that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 13.01. "Total Reserves " means, at any time of determination, an amount equal to the product of (a) the Net Receivables Pool Balance and (b) the sum of (i) the Yield and Servicing Reserve Percentage , and (ii) the greater of (A) the sum of the Dynamic Loss Reserve Percentage or (B) the Concentration Reserve Percentage and (iii) the greater of (A) the and the Dynamic Dilution Reserve Percentage or (B) the sum of the Concentration Reserve Percentage and the Minimum Dilution Reserve Percentage. "Transaction Documents " means this Agreement, the Purchase Agreement, the Originator Sale Agreement, each Lock-Box Agreement, each Side Letter, the Cash Pooling and Management Agreement , the First Amendment and all of the other instruments, documents and other agreements executed and delivered by any Originator, Tech Data or the Transferor in connection with any of the foregoing which has been designated as a "Transaction Document" for purposes of this Agreement with the consent of the Administrative Agent, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time. "Transferor " has the meaning set forth in the preamble to this Agreement. "Transferor's Net Worth " means, at any time of determination, an amount equal to (i) the sum of (A) the Outstanding Balance of all Pool Receivables at such time, plus (B) cash Collections held by the Transferor, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) without duplication, the aggregate accrued and unpaid other Obligations at such time. "UCC " means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction. "U.S. Person " means a "United States person" within the meaning of Section 7701(a)(30) of the Code. "U.S. Tax Compliance Certificate " has the meaning set forth in Section 12.04(f)(ii)(D ). "Volcker Rule " has the meaning set forth in Section 6.01(n ). "Withholding Agent " means the Transferor, the Collection Agent or the Administrative Agent. 98 70 Redline 25

"Yield and Servicing Reserve Percentage " means 1.00%. SECTION 1.02 Other Interpretative Matters . All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, California, Florida or Delaware, as applicable, and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule," "Exhibit" or "Annex" shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement (and the words "thereof," "therein" and "thereunder" have a corresponding meaning when used with other agreements or documents); (c) the term "including" means "including without limitation"; (d) references to any Applicable Law where a particular date or timeframe is relevant refer to that Applicable Law as amended or otherwise modified and as in effect on such date or within such timeframe and, if applicable, includes any successor Applicable Law; (e) references to any agreement where a particular date or timeframe is relevant refer to that agreement as amended or otherwise modified and as in effect on such date or within such timeframe; (f) references to any Person include that Person's permitted successors and assigns; (g) headings and captions are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (h) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term "from" means "from and including", and the terms "to" and "until" each means "to but excluding"; (i) terms in one gender include the parallel terms in the neuter and opposite gender; (j) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; and (k) the term "or" is not exclusive. ARTICLE II TERMS OF THE LOANS SECTION 2.01 Loan Facility . Upon a request by the Transferor pursuant to Section 2.02(a ), and on the terms and subject to the conditions hereinafter set forth, the Class Conduits, ratably, in accordance with the aggregate of the Commitments of the Related Bank Investors with respect to each such Class Conduit, severally and not jointly, may, in their sole discretion, make Loans to the Transferor on a revolving basis, and if and to the extent any Class Conduit does not make any such requested Loan or if any Class does not include a Class Conduit, the Related Bank Investor(s) for such Class Conduit or the Bank Investor for such Class, as the case may be, shall, ratably in accordance with their respective Commitments, severally and not jointly, make such Loans to the Transferor, in either case, from time to time until the Termination Date. Under no circumstances shall any Class Investor be obligated to make any such Loan to the extent that, after giving effect to such Loan and all other Loans being made on such date: 98 70 Redline 26

(i) the Aggregate Capital would exceed the Facility Limit; (ii) the sum of (A) the Capital of such Class Investor, plus (B) the aggregate outstanding Capital of each other Class Investor in its Class, would exceed the Class Commitment of such Class Investor's Class; (iii) if such Class Investor is a Bank Investor, the aggregate outstanding Capital of such Bank Investor would exceed its Commitment; or (iv) the Aggregate Capital would exceed the Borrowing Base. SECTION 2.02 Procedures for Credit Extensions . (a) Each Loan hereunder shall be made on at least one (1) Business Day's prior written request from the Transferor to the Administrative Agent and each Class Agent in the form of a Loan Request attached hereto as Exhibit A . Each such Loan Request shall be delivered no later than 3:00 p.m. (New York City time) on the Business Day prior to the proposed date of such Credit Extension (it being understood that any such Loan Request delivered after such time shall be deemed to have been made on the following Business Day); provided , however , that the Transferor may deliver a same-day Loan Request on up to four (4) Business Days during any one week, in which case the Transferor must deliver the Loan Request by not later than 10:00 a.m. (New York City time) on the date of such Credit Extension, and the Transferor shall deliver such Loan Request directly to each Class Investor. Each such Loan Request shall specify (i) the amount of the Loan(s) requested (which shall not be less than $5,000,000 on an aggregate basis for all Classes and shall be an integral multiple of $1,000,000, and in the case of any same-day Credit Extension, not greater than $100,000,000), (ii) the allocation of such amount among the Classes (which shall be ratable based on the Class Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such Credit Extension is to be made (which shall be a Business Day). (b) On the date of each Loan, the Class Investors shall (or in the case of any Class Conduit, may), upon satisfaction of the applicable conditions set forth in Article V and in accordance with the other conditions set forth in this Article II, make available to the Transferor in same day funds an aggregate amount equal to the amount of such Loans requested, at the account set forth in the related Loan Request. Each request for a Loan shall be irrevocable and binding on the Transferor. (c) With respect to any Class, if at any time prior to the Termination Date, the related Class Conduit elects not to make a Loan requested by the Transferor in accordance with Sections 2.01 and 2.02, the Transferor shall have the right to require such Class Conduit to assign all of its interest in the Loans made by such Class Conduit to its Related Bank Investor, with notice to the related Class Agent and the Administrative Agent. In the event of any such election by the Transferor, the assignment shall be effective on the Business Day following such request, with the same force and effect as an assignment duly entered into pursuant to Section 13.03(a ), and the Administrative Agent shall update the Register and give notice of such assignment pursuant to Section 13.03(d ). 98 70 Redline 27

(d) Each Bank Investor's obligation shall be several, such that the failure of any Bank Investor to make available to the Transferor any funds in connection with any Loan shall not relieve any other Bank Investor of any obligation hereunder to make funds available on the date such Loans are requested (it being understood , that no Bank Investor shall be responsible for the failure of any other Bank Investor to make funds available to the Transferor in connection with any Loan hereunder). (e) The Transferor shall repay in full the outstanding Capital of each Class Investor on the Maturity Date. Prior thereto, the Transferor shall prepay the outstanding Capital of each Class Investor to the extent required pursuant to Section 2.03 and on each Settlement Date in accordance with the priorities set forth in Section 3.01(b ), and may voluntarily prepay the outstanding Capital of each Class Investor in accordance with Section 2.04. (f) If the Transferor and the Administrative Agent agree in writing that a Bank Investor is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Bank Investor will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Class Investors or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by each Class in accordance with the Commitments of such Class, whereupon such Bank Investor will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Transferor while that Bank Investor was a Defaulting Lender; and provided , further , that except to the extent otherwise expressly agreed by the affected parties, no such cure of Defaulting Lender status will constitute a waiver or release of any claim of any party hereunder arising from that Bank Investor's having been a Defaulting Lender. SECTION 2.03 Mandatory Prepayments . (a) If at any time on or prior to the Termination Date, a Responsible Officer of the Transferor obtains knowledge that a Borrowing Base Deficit exists, then the Transferor shall within one (1) Business Day repay the outstanding Capital of each Class Investor (ratably, based on the aggregate outstanding Capital of each Class Investor at such time), from previously received Collections, an aggregate amount equal to the amount that, when applied in reduction of the Aggregate Capital, will cure such Borrowing Base Deficit. The Transferor shall make such prepayment to each Class Agent's Account in immediately available funds. (b) The Transferor shall repay all of the outstanding Capital of each Class Investor (together with any accrued Interest and Fees in respect of such Capital) if the Administrative Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article VI of this Agreement and Transferor shall fail to cure such breach within fifteen (15) days (or, in the case of the representations and warranties in Section 6.01(d ), three (3) days) of such notice. The Transferor shall make such 98 70 Redline 28 prepayment to each Class Agent's Account in immediately available funds on such fifteenth (15th) day (or third (3rd) day, if applicable). SECTION 2.04 Voluntary Prepayments . (a) The Transferor, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of each Class Investor, which prepayment shall be applied in reduction of the Aggregate Capital after notice to the Administrative Agent and each Class Agent, not later than 3:00 p.m. (New York City time) on the Business Day prior to the proposed date of such voluntary prepayment; provided , that the Transferor may make a same-day voluntary payment on up to four (4) Business Days during any one week (any such same-day voluntary payment not to exceed $70,000,000), in which case, the Transferor shall provide notice thereof not later than 10:00 a.m. (New York City time) on the Business Day of such voluntary payment to the Administrative Agent and each Class Agent. Any such prepayment will reduce the Capital of each Class on a pro rata basis based on the outstanding Capital of each such Class. All accrued Interest and Fees relating to the Capital prepaid pursuant to this Section 2.04(a ) shall be due and payable on the following Settlement Date in accordance with Section 2.05(b ). (b) The Transferor may, upon not less than thirty (30) days' prior written notice to the Administrative Agent and each Class Agent, terminate in whole or permanently reduce in part the Facility Limit and the Commitments in an amount up to the amount by which the Facility Limit exceeds the Aggregate Capital; provided , that (i) any partial reduction of Commitments shall be in an aggregate minimum amount of $20,000,000 and integral multiples of $10,000,000 in excess of that amount, and (ii) no Termination Event or Potential Termination Event shall have occurred and be continuing or would result from any such termination or reduction. Any partial reduction of the Facility Amount and the Commitments will reduce the Commitments of each Class on a pro rata basis based on the outstanding Commitments of each such Class. All Fees relating to the portion of the Commitment so reduced shall be due and payable on the following Settlement Date in accordance with Section 2.05(b ). In connection with any termination of the Facility Limit and the Commitments in whole pursuant to this Section 2.04(b ), the Transferor may designate any date occurring on or after such termination in whole (subject to payment of all outstanding Obligations hereunder) as the Termination Date. SECTION 2.05 Interest and Fees . (a) On each Settlement Date, the Transferor shall, in accordance with the terms and priorities for payment set forth in Section 3.01, pay to each applicable Class Agent, each applicable Class Investor and/or the Administrative Agent certain fees (collectively, the "Fees ") in the amounts set forth in the side letter agreements from time to time entered into, among the Transferor, the members of the applicable Class or Classes (or their respective Class Agents on their behalf) and/or the Administrative Agent (each such side letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the "Side Letter "), except that no Undrawn Fee (as defined in the Side Letter) will accrue with respect to any Class during the period in which any member of such Class is a Defaulting Lender. 98 70 Redline 29

(b) The Capital of each Class Investor shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Class Investor. The Transferor shall pay all Interest and Fees accrued during each Interest Period on the immediately following Settlement Date in accordance with the terms and priorities for payment set forth in Section 3.01. SECTION 2.06 Eurodollar Rate Protection; Illegality . If any Class Agent determines, with respect to its Class Investors that have extended Loans accruing Interest by reference to the Eurodollar Rate, that: (a) it is unable to obtain on a timely basis the information necessary to determine any Eurodollar Rate applicable to the Capital held by the related Class; (b) it is unable to obtain matching deposits in the London interbank market to fund the Capital held by the related Class; (c) the Eurodollar Rate will not adequately reflect the cost of funding or maintaining the Capital; or (d) any Change in Law makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, to fund or maintain the Capital by reference to a Eurodollar Rate; then, in each case, such Class Agent shall forthwith notify the Administrative Agent and the Transferor of the existence of such circumstances, and until such Class Agent has notified the Administrative Agent and the Class Agent that such circumstances no longer exist, Interest on the Capital held by the related Class shall accrue at the Base Rate. SECTION 2.07 Records of Loans . Each Class Agent shall record in its records, the date and amount of each Loan made by the Class Investors in its Class hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 13.03(d ), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not affect the obligations of the Transferor hereunder or under the other Transaction Documents. ARTICLE III SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS SECTION 3.01 Settlement Procedures . (a) The Collection Agent shall set aside and hold in trust for the exclusive benefit of the Transferor and the Secured Parties (or segregate in a separate account in accordance with Section 4.03), all Collections on Pool Receivables that are received by the Collection Agent or the Transferor (including receipt of Deemed Collections or cash payment to 98 70 Redline 30 effect a Repurchase) or received in any Lock-Box or Lock-Box Account for application in accordance with the priority of payments set forth in Section 3.01(b ); provided , that (i) for so long as no Collection Agent Ratings Event, Collection Agent Default or Termination Event has occurred and is continuing, any such Collections may be commingled by the Collection Agent with funds of the Collection Agent and its Affiliates prior to the applicable Settlement Date, solely for the purpose of investing in short-term cash management investments; provided , however , that no such commingling or any loss or gain attributable to any such investment shall derogate from the Collection Agent's obligations hereunder to distribute all Collections, or an amount equal thereto, in accordance with the priority of payments set forth in Section 3.01(b ) and (ii) the Collection Agent may from time to time release to the Transferor from Collections any amounts permitted to be released under Section 5.03 and applied by the Transferor as (A) a cash payment towards the purchase price for any Receivables acquired by the Transferor under the Purchase Agreement (each such release, a "Reinvestment ") or (B) repayments or extensions of credit in accordance with the Cash Pooling and Management Agreement (each, a "Cash Pooling Transfer "). (b) On each Settlement Date, the Collection Agent (or, following its assumption of exclusive control of the Lock-Box Accounts, the Administrative Agent) shall distribute such Collections in the following order of priority: (i) first , to each Lock-Box Bank, the amount of any fees, costs or expenses permitted to be debited or withdrawn by such Lock-Box Bank from a Lock-Box Account pursuant to the terms of the applicable Lock-Box Agreement, to the extent such fees, costs or expenses have not already been debited or withdrawn; (ii) second , to the Collection Agent for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period, plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Collection Agent; (iii) third , to each applicable Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Fees due to such Credit Party for the immediately preceding Interest Period, plus, if applicable, the amount of any such Fees payable for any prior Interest Period to the extent such amount has not been distributed to such Credit Party; (iv) fourth , to each applicable Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest due to such Credit Party for the immediately preceding Interest Period, plus, if applicable, the amount of any such Interest payable for any prior Interest Period to the extent such amount has not been distributed to such Class Investor or Credit Party; (v) fifth , if any Borrowing Base Deficit exists, to each Class Investor (ratably, based on the aggregate outstanding Capital of each Class Investor at such time), to repay the outstanding Capital of each Class Investor, an aggregate amount equal to the 98 70 Redline 31 amount that, when applied in reduction of the Aggregate Capital, will cure such Borrowing Base Deficit; (vi) sixth , on and after the Termination Date, to each Class Investor (ratably, based on the aggregate outstanding Capital of each Class Investor), to repay the outstanding Capital of each such Class Investor until paid in full; (vii) seventh , to each Credit Party, each Affected Person and each Lock- Box Bank (ratably, based on the amounts due and owing at such time), all other Obligations then due and owing by the Transferor to such Person (including any amounts payable under Article XII or any Lock-Box Agreement); (viii) eighth , prior to the Termination Date, at the election of the Transferor and in accordance with Section 2.04, to the payment of all or any portion of the outstanding Capital of the Class Investors at such time (ratably, based on the aggregate outstanding Capital of each Class Investor at such time); and (ix) ninth , the remaining balance, if any, to the Transferor. (c) All payments or distributions to be made by the Collection Agent, the Transferor and any other Person to the Administrative Agent or the Class Investors (or their respective related Affected Persons), shall be paid or distributed to the related Class Agent at its Class Agent's Account. Each Class Agent, upon its receipt in the applicable Class Agent's Account of any such payments or distributions, shall distribute such amounts to the applicable Class Investors and Affected Persons within its Class ratably; provided that if such Class Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Class Agent shall pay such amounts to the applicable Class Investors and Affected Persons within its Class in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Class) among all such Persons in such Class entitled to payment thereof. (d) If and to the extent the Administrative Agent, any Credit Party or any Affected Person shall be required for any reason to return to the Transferor or any underlying Obligor (including to any trustee, receiver, custodian or similar official thereof as a result of any Event of Bankruptcy with respect to the Transferor or such Obligor) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Transferor and, accordingly, the Administrative Agent, such Credit Party or such Affected Person, as the case may be, shall have a claim (which claim may be contingent or subject to defenses) against the Transferor for such amount. (e) If on any day the Seller is required to make a cash payment of Deemed Collections to the Transferor or effect a Repurchase under the Purchase Agreement, the Transferor shall deposit (or cause to be deposited) the amount of such Deemed Collections or the repurchase price for such Repurchase to a Lock-Box Account for application as Collections in accordance with Section 3.01(b ). The Transferor shall promptly enforce the Seller's obligations 98 70 Redline 32 to pay Deemed Collections or, if requested by the Administrative Agent, effect a Repurchase, in each case, in accordance with the terms of the Purchase Agreement. (f) Except as otherwise required by Applicable Law or the relevant Contract, all Collections received from a Pool Obligor in payment of any Pool Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables. SECTION 3.02 Payments and Computations, Etc. (a) All amounts to be paid by the Transferor or the Collection Agent to the Administrative Agent, any Credit Party or any Affected Person hereunder shall be initiated by wire transfer no later than 1:00 p.m. (New York City time) on the day when due in same day funds to the applicable Class Agent's Account. (b) Each of the Transferor and the Collection Agent shall, to the extent permitted by Applicable Law, pay interest on any amount not paid by it when due hereunder, at an interest rate per annum equal to 1.00% per annum above the greater of the Base Rate or the otherwise applicable Interest Rate, payable on demand. (c) All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. (d) All calculations of the Outstanding Balance of any Pool Receivables (and accordingly, the Net Receivables Pool Balance and the Borrowing Base) shall be reduced by any amounts owed by the Transferor, any Originator or the Seller to the related Obligor. SECTION 3.03 Delivery of Periodic Reports . (a) Prior to the twentieth (20 th ) day of each month, the Collection Agent shall prepare and forward to each Class Agent and the Administrative Agent (i) a Periodic Report (including without limitation, a settlement statement and a certification as to the Net Receivables Pool Balance) together with an aging of all Pool Receivables, as of the close of business of the Collection Agent on the last day of the immediately preceding month, (ii) if requested by any of the Class Agents, a listing by Pool Obligor of all Pool Receivables together with an aging of such Pool Receivables and (iii) such other information as any Class Agent or the Administrative Agent may reasonably request, which may include collection, payment rate, default and delinquency data with respect to any one or more Special Obligors. (b) Notwithstanding anything in the foregoing Section 3.03(a ), if the long- term debt rating of Tech Data shall be "BB" or below from S&P or "Ba2" or below from Moody's, the Collection Agent shall prepare and forward to each Class Agent and the Administrative Agent a Periodic Report (including without limitation, a settlement statement and 98 70 Redline 33 a certification as to the Net Receivables Pool Balance and the calculation thereof) prior to the first (1 st ) Business Day of each week. SECTION 3.04 Ratable Payments . If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Obligations in accordance with Section 3.01(b ), such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold the appropriate ratable proportion of such Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. SECTION 3.05 Right of Setoff . Without in any way limiting the provisions of Section 3.04, each Credit Party is hereby authorized (in addition to any other rights it may have), at any time after the occurrence of the Termination Date or during the continuance of a Termination Event or a Potential Termination Event for its Class, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Transferor, against any non- contingent Obligations then owed by the Transferor hereunder; provided that such Credit Party shall notify each other party hereto promptly following such setoff, and any subsequent payments made by the Transferor under Section 3.01 shall be adjusted to correct for any non-pro rata exercise of the rights under this Section 3.05, as reasonably determined by the Administrative Agent. ARTICLE IV SECURITY INTEREST; SEGREGATED ACCOUNT SECTION 4.01 Security Interest . (a) As security for the performance by the Transferor of all the terms, covenants and agreements on the part of the Transferor to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Obligations, the Transferor hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in all of the Transferor's right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the "Collateral "): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Boxes and Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Transferor under the Purchase Agreement, (vi) without duplication of the foregoing, all of its accounts, general intangibles (including payment intangibles), deposit accounts, investment property, financial assets, 98 70 Redline 34 instruments, chattel paper and letter-of-credit rights, (vii) all supporting obligations relating to the foregoing and (viii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. Each party hereto acknowledges and agrees that the security interest and liens granted in the Collateral under and pursuant to the Original Agreement shall continue in full force and effect, and this Section 4.01(a ) shall be deemed to be a continuation and reaffirmation, and not a replacement or novation, of the security interest and liens granted in the Collateral under and pursuant to the Original Agreement. (b) The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. Each of the Transferor and the Administrative Agent hereby authorizes the filing of financing statements and financing statement amendments (including continuation statements) in each jurisdiction the Administrative Agent deems necessary and appropriate to perfect and maintain the perfection of the security interest of the Administrative Agent (for the benefit of the Secured Parties) in the Collateral. Such financing statements may describe the collateral covered thereby, (i) in the case of any financing statement against the Transferor, as "all of the debtor's personal property or assets" or words to that effect, and (ii) in the case of any financing statement against the Seller or any Originator, as set forth in the Purchase Agreement or the Originator Sale Agreement, as applicable, or in an Exhibit or Annex thereto, in each case, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement, the Purchase Agreement or the Originator Sale Agreement, as applicable. (c) Without limiting the generality of Section 4.01(b ), each of the Transferor and the Administrative Agent hereby authorizes the filing of, and the Transferor shall cause to be filed: (i) financing statement amendments to (X) financing statement #0031397 filed against the Transferor with the Secretary of State of the State of Delaware and (Y) financing statement #200000118812 filed against Tech Data with the Secretary of State of the State of Florida (the "Existing Financing Statements "), amending collateral descriptions to reflect the addition of AVT TS as an Originator (in a manner consistent with Section 4.01(b )) and amending the identity of the secured party to reflect the appointment of Scotia Bank as the Administrative Agent for the benefit of the Secured Parties and (ii) on the Amendment Date (or within two (2) Business Days thereafter), initial financing statements against AVT TS with the Secretary of State of the State of Delaware, against Tech Data with the Secretary of State of the State of Florida and against the Transferor with the Secretary of State of the State of Delaware, each identifying the Administrative Agent for the benefit of the Secured Parties as the secured party or secured party assignee and identifying the applicable collateral in a manner consistent with Section 4.01(b ) (such financing statements, the "Amendment Financing Statements "). For so long as this Agreement is in effect or any Obligations remain outstanding, the Transferor shall cause the Existing Financing Statements and the Amendment Financing Statements to be continued on such date or dates as may be necessary to continue such financing statements under the applicable UCC, and shall not authorize either the Existing Financing Statements or the Amendment Financing Statements to be terminated. 98 70 Redline 35

(d) The authorizations set forth in Sections 4.01(b) and (c ) above are intended to satisfy all requirements for the authorization of filing the financing statements described in such sections under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof. SECTION 4.02 Protection of Security Interest of the Administrative Agent for the benefit of the Secured Parties . (a) The Transferor agrees that it will, and will cause the Seller and any Originator to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative Agent or any Class Agent may reasonably request in order to perfect or protect the Administrative Agent's interest in the Collateral or to enable the Administrative Agent or any of the Class Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause the Seller and any Originator to, upon the reasonable request of the Administrative Agent or any of the Class Investors, in order to accurately reflect this financing transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof as may be reasonably requested by the Administrative Agent or any of the Class Investors and (y) mark its, the Seller's and any Originator's respective master data processing records and other documents with a legend describing the conveyance of the Receivables and related property to the Transferor and the security interest granted to the Administrative Agent, for the benefit of the Class Investors, in the applicable portion of the Collateral in the manner required by Section 7.01(n ) and Section 7.03(k ). The Transferor shall, and will cause the Seller to, upon the reasonable request of the Administrative Agent or any of the Class Investors, obtain such additional search reports as the Administrative Agent or any of the Class Investors shall request. In addition to complying with the procedures set forth Section 7.02(g ) and Section 7.04(g ), any filings under the UCC or otherwise that are occasioned by any change in name or location of any Originator, the Seller or the Transferor shall be made at the expense of Transferor. (b) The Collection Agent shall instruct (or cause the instruction of) all Obligors and Financing Parties to cause all Collections to be deposited directly with a Lock-Box Bank. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock- Box Agreement shall be subject to the control of the Administrative Agent in accordance with such Agreement. No account may be added or terminated as a Lock-Box Account and no bank may be added or terminated as a Lock-Box Bank except in accordance with Sections 7.02(e) and 7.04(e ). If the Transferor receives any Collections or Deemed Collections, the Transferor shall immediately remit such Collections to a Lock-Box Account. Any Collections that are received by any Originator, the Seller or the Collection Agent shall be immediately, but in any event within forty-eight (48) hours of receipt, deposited into a Lock-Box Account. SECTION 4.03 Segregated Account . The Administrative Agent may, at any time, in its discretion and at the expense of the Transferor, designate a segregated account, which segregated account will be subject to the control of the Administrative Agent for the benefit of the Secured Parties (such account, the "Segregated Account "). The Segregated Account may: (a) be established at the Administrative Agent, (b) be held directly in the name of the Administrative Agent for the benefit of the Secured Parties and (c) restrict or prohibit the 98 70 Redline 36

Collection Agent or any of its Affiliates from making withdrawals, subject to permitted withdrawals (i) to Seller to pay for Receivables purchased under the Purchase Agreement in accordance with the Transaction Documents, upon certification by the Seller of the Outstanding Balance of such Receivables and the purchase price therefor and (ii) for voluntary prepayments of Capital in accordance with Section 2.04 . Upon the occurrence of a Collection Agent Ratings Event, a Collection Agent Default or a Termination Event, the Collection Agent shall obtain confirmation of the account details of the Segregated Account from the Administrative Agent, and shall thereafter remit daily, within forty-eight (48) hours of receipt, to the Segregated Account, all Collections received with respect to any Receivables and all other amounts received in respect of the Collateral. Amounts on deposit in the Segregated Account shall be applied on each Settlement Date in accordance with Section 3.01(b) . On the Final Payout Date, any funds remaining on deposit in the Segregated Account shall be released to the Transferor. ARTICLE V CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS SECTION 5.01 Conditions Precedent to Effectiveness and the Refinancing Credit Extension . This Agreement shall become effective as of the Amendment Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Annex I hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses due and payable by the Transferor on the Amendment Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents. SECTION 5.02 Conditions Precedent to All Credit Extensions . Each Credit Extension hereunder on or after the Amendment Date shall be subject to the conditions precedent that: (a) the Transferor shall have delivered to the Administrative Agent and each Class Agent a Loan Request for such Loan in accordance with Section 2.02(a ); (b) the Collection Agent shall have delivered to the Administrative Agent and each Class Agent a pro forma Periodic Report, reflecting the Aggregate Capital, Total Reserves and the Borrowing Base, each as calculated after giving effect to the proposed Credit Extension; (c) none of the conditions specified in Section 2.01(i ) through (iv ) shall exist after giving effect to such Credit Extension; (d) on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Transferor and the Collection Agent shall be deemed to have represented and warranted that such statements are then true and correct): (i) the representations and warranties of the Transferor and the Collection Agent contained in Sections 6.01 and 6.02 are true and correct in all material 98 70 Redline 37 respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; (ii) no Termination Event or Potential Termination Event has occurred and is continuing, and no Termination Event or Potential Termination Event would result from such Credit Extension; (iii) no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension; and (e) no Termination Date shall have occurred. SECTION 5.03 Conditions Precedent to All Reinvestments and Cash Pooling Transfers . Each Reinvestment and each Cash Pooling Transfer hereunder on or after the Amendment Date shall be subject to the conditions precedent that: (a) (i) after giving effect to such Reinvestment, or Cash Pooling Transfer, as applicable, the Collection Agent shall be holding in trust for the benefit of the Secured Parties or shall have segregated in a separate account approved by the Administrative Agent, an amount of Collections sufficient to pay the sum of all accrued and unpaid Servicing Fees, Interest, Fees and all other non-contingent Obligations that would be due and payable on the following Settlement Date and (ii) no Borrowing Base Deficit shall exist; (b) the Transferor shall (i) use such Reinvestment solely to pay the purchase price for Pool Receivables purchased by the Transferor in accordance with the terms of the Purchase Agreement or (ii) apply such Cash Pooling Transfer as a repayment or extension of credit pursuant to the Cash Pooling and Management Agreement; and (c) on the date of such Reinvestment or Cash Pooling Transfer the following statements shall be true and correct (and upon the occurrence of such Reinvestment or Cash Pooling Transfer, the Transferor and the Collection Agent shall be deemed to have represented and warranted that such statements are then true and correct): (i) the representations and warranties of the Transferor and the Collection Agent contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Reinvestment or Cash Pooling Transfer as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; (ii) no Termination Event has occurred and is continuing, and no Termination Event would result from such Reinvestment or Cash Pooling Transfer; and (iii) the Termination Date shall not have occurred. 98 70 Redline 38

ARTICLE VI REPRESENTATIONS AND WARRANTIES SECTION 6.01 Representations and Warranties of the Transferor . The Transferor represents and warrants as of the Amendment Date, as of each day on which a Credit Extension or Reinvestment or Cash Pooling Transfer shall have occurred and as of each Settlement Date occurring prior to the Final Payout Date or the Termination Date: (a) Corporate Existence; Compliance with Law . The Transferor (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power or other organizational power and authority and the legal right to own and operate its property and to conduct its business, and (iii) is in compliance with all Applicable Law except where the failure to be in compliance would not have a Material Adverse Effect. (b) Corporate and Governmental Authorization; Contravention . The execution, delivery and performance by the Transferor of each Transaction Document to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, Official Body or official thereof (except as contemplated by Section 4.01 hereof), and do not contravene, or constitute a default under, any provision of Applicable Law or of the certificate of incorporation or bylaws of the Transferor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor. (c) Binding Effect . Each Transaction Document to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally. (d) Perfection Representations . (i) This Agreement constitutes a "security agreement" under the applicable UCC and is effective to create a valid and continuing security interest (as defined in the applicable UCC) in the Transferor's right, title and interest in, to and under the Collateral. (ii) The security interest of the Administrative Agent (for the benefit of the Secured Parties) in the Collateral has been perfected. (iii) The Receivables included in any calculation of the Borrowing Base constitute "accounts" or "general intangibles" within the meaning of Section 9-102 of the UCC. 98 70 Redline 39

(iv) The Transferor owns and has good and marketable title to the Receivables and Related Security included in the Collateral free and clear of any Adverse Claim, other than De Minimis Tax Liens that are released within ninety (90) days of discovery thereof by the applicable Originator. (v) All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (or continue the perfection of) (x) the sale of any Receivables and related property from any applicable Originator to the Seller pursuant to the Originator Sale Agreement, (y) the sale of the Pool Receivables and Related Security from the Seller to the Transferor pursuant to the Purchase Agreement and (z) the Administrative Agent's security interest in the Collateral. (vi) Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Transferor has not authorized the filing of and is not aware of any financing statements filed against the Transferor that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent, (ii) that has been terminated or (iii) that has been addressed in a manner consented to in writing by the Administrative Agent. (e) Accuracy of Information . All information heretofore furnished by the Transferor (including without limitation, the Periodic Reports, Loan Requests, certificates, reports, statements, documents and other information) to any Class Investor, any Class Agent or the Administrative Agent pursuant to any provision of this Agreement or any other Transaction Document was, at the time the same were so furnished, true and accurate in every material respect. (f) Tax Status . The Transferor has filed all federal, state and other tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges shown thereon, except (i) such items which are being or will promptly be contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (ii) where a failure to file a return or pay a tax would not, individually or in the aggregate, materially adversely affect the ability of Tech Data or the Transferor to perform its obligations under this Agreement. (g) Action, Suits . There are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of the Transferor or materially adversely affect the ability of Transferor to perform its obligations under this Agreement. 98 70 Redline 40

(h) Use of Proceeds . No proceeds of any Credit Extension will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. (i) Place of Business . The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 13.02 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Schedule IV or such other locations notified to the Administrative Agent in accordance with Section 7.01(q ) hereof in jurisdictions where all action required by Sections 4.01 and 4.02 hereof has been taken and completed. (j) Offices; Legal Name . The Transferor's sole jurisdiction of organization is the State of Delaware and it is a "registered organization" within the meaning of the Delaware UCC. The legal name of the Transferor is Tech Data Finance SPV, Inc. (k) Calculation of Net Receivables Pool Balance . Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date was an Eligible Receivable, and the Net Receivables Pool Balance as of such date was properly calculated in accordance with the definition thereof (including with respect to applicable adjustments relating to the calculation of Outstanding Balances or Excess Concentration Amounts). (l) Borrowing Base Deficit . No Borrowing Base Deficit exists. (m) No Termination Event . No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event or if either such event has occurred, the Transferor has notified the Administrative Agent in writing of either such event immediately upon learning of the occurrence thereof, describing the same and if applicable, the steps being taken by the Person(s) affected with respect thereto. (n) Not an Investment Company . The Transferor is not an "investment company" registered or required to be registered under the Investment Company Act, and is not a "covered fund" under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the "Volcker Rule "). In determining that it is not a "covered fund" under the Volcker Rule, although other exemptions or exclusions under the Investment Company Act may apply, the Transferor relies on the exemption from the definition of "investment company" set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of "investment company" set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act. (o) ERISA . The Transferor and each of its ERISA Affiliates is in compliance in all material respects with ERISA and no ERISA lien exists on any of the Receivables. The Transferor is not aware of any judgment lien or tax lien filings against the Transferor that have not been addressed in a manner consented to in writing by the Administrative Agent and each 98 70 Redline 41

Class Agent except for liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. (p) Lock-Box Accounts . The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent and for which Lock-Box Agreements have been executed in accordance with Section 4.02 hereof and delivered to the Collection Agent). All Obligors and Financing Parties have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts. Each Lock-Box Account is a "deposit account" within the meaning of the applicable UCC, the Administrative Agent has "control" over such Lock-Box Account within the meaning of the applicable UCC, and (other than De Minimis Tax Liens that are released within ninety (90) days of discovery thereof by the applicable Originator) there are no Adverse Claims in respect of any Lock-Box Accounts or in respect of any amounts on deposit therein. (q) Nonconsolidation . The Transferor is operated in such manner that the separate corporate existence of the Transferor, on the one hand, and Tech Data or any Affiliate thereof, on the other hand, shall not be disregarded and, without limiting the generality of the foregoing: (i) the Transferor is a limited purpose corporation whose activities are restricted in its Certificate of Incorporation to activities related to purchasing or otherwise acquiring receivables and related property (including the Pool Receivables and the Related Security) and related assets and rights and conducting any related or incidental business or activities it deems necessary or appropriate to carry out its primary purpose, including entering into agreements like the Transaction Documents; (ii) the Transferor has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder and under the other Transaction Documents, nor has the Transferor entered into any agreement other than this Agreement, the other Transaction Documents to which it is a party, and with the prior written consent of each Class Agent and the Administrative Agent, any other agreements necessary to carry out more effectively the provisions and purposes hereof or thereof; (iii) (A) the Transferor maintains its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions, (B) the funds of the Transferor are not and have not been diverted to any other Person or for other than the corporate use of the Transferor (subject to the following clause (C) ) and (C), except as may be expressly permitted by this Agreement or the other Transaction Documents, the funds of the Transferor are not and have not been commingled with those of any of its Affiliates; (iv) to the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing are fairly allocated to or among 98 70 Redline 42 the Transferor and such entities for whose benefit the goods and services are provided, and each of the Transferor and each such entity bears its fair share of such costs; and all material transactions between the Transferor and any of its Affiliates shall be only on an arm's-length basis; (v) the Transferor maintains a principal executive and administrative office through which its business is conducted and a telephone number and stationery, if any, through which all business correspondence and communication are conducted, in each case separate from those of Tech Data and its Affiliates; (vi) the Transferor conducts its affairs strictly in accordance with its certificate of incorporation and observes all necessary, appropriate and customary corporate formalities, including (A) holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action (which, in the case of regular stockholders' and directors' meetings, are held at least annually), (B) keeping separate and accurate minutes of such meetings, (C) passing all resolutions or consents necessary to authorize actions taken or to be taken, and (D) maintaining accurate and separate books, records and accounts, including intercompany transaction accounts; (vii) all decisions with respect to its business and daily operations are independently made by the Transferor (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of the Transferor) and are not dictated by any Affiliate of the Transferor; (viii) the Transferor acts solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as its agent, except as expressly contemplated by this Agreement; (ix) no Affiliate of the Transferor advances funds to the Transferor, other than as is otherwise provided herein or in the other Transaction Documents, and no Affiliate of the Transferor otherwise supplies funds to, or guaranties debts of, the Transferor; provided , however , that an Affiliate of the Transferor may provide funds or other assets to the Transferor in connection with the capitalization of the Transferor; (x) other than organizational expenses and as expressly provided herein and in the other Transaction Documents, the Transferor pays all expenses, indebtedness and other obligations incurred by it; (xi) the Transferor does not guarantee, and is not otherwise liable, with respect to any obligation of any of its Affiliates; (xii) any financial reports required of the Transferor comply with generally accepted accounting principles and are issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates; 98 70 Redline 43

(xiii) at all times the Transferor is adequately capitalized to engage in the transactions contemplated in its certificate of incorporation; (xiv) the financial statements and books and records of the Transferor and Tech Data reflect the separate corporate existence of the Transferor; (xv) the Transferor does not act as agent for Tech Data or any Affiliate thereof, but instead presents itself to the public as a corporation separate from each such member and independently engaged in the business of purchasing and financing the Receivables; (xvi) the Transferor maintains a three-person board of directors, including at least one independent director, as provided in its certificate or articles of incorporation; provided that it will not be a breach of this clause if the Transferor fails to have an independent director as a result of the death, disability, or incapacity of the existing independent director or the failure of such director to satisfy the criteria for an independent director set forth in its certificate or articles of incorporation if the Transferor promptly notifies the Administrative Agent of such death, disability, incapacity or failure and appoints a new independent director reasonably acceptable to the Administrative Agent; and (xvii) the certificate of incorporation of the Transferor requires the affirmative vote of the independent director before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the Transferor, and the Transferor to maintain correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholders and board of directors. (r) Opinions . The facts regarding the Transferor, the Collection Agent, each Originator, the Pool Receivables, the Related Security and the related matters set forth or assumed in the opinions of Cleary Gottlieb Steen & Hamilton LLP relating to true sale and substantive non-consolidation matters, delivered in connection with this Agreement and the Transaction Documents as of the Amendment Date, are true and correct in all material respects. (s) Compliance with Credit and Collection Policy . The Transferor has complied in all material respects with the applicable Credit and Collection Policy with regard to each Pool Receivable and the related Contract, and has not made any material changes to such Credit and Collection Policy, except such material change as to which the Administrative Agent has been notified. (t) Accounting . The manner in which the Transferor or any Originator accounts for the transactions contemplated by this Agreement, the Purchase Agreement or the Originator Sale Agreement, as applicable, does not jeopardize the true sale or absolute conveyance analysis of any sales of Pool Receivables by (i) any Originator to the Seller pursuant to the Originator Sale Agreement or (ii) by the Seller to the Transferor pursuant to the Purchase Agreement. 98 70 Redline 44

(u) Anti-Corruption Laws and Sanctions; Use of Proceeds . The Transferor has conducted its businesses in material compliance with Anti-Corruption Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. Neither the Transferor nor, to the knowledge of the Transferor, any director, officer or Affiliate thereof, is a Sanctioned Person. No proceeds obtained under this Agreement or the transactions contemplated hereby have been (i) directly or indirectly used, or made available to any individual or entity, in any manner that would result in a violation by any individual or entity (including any individual or entity participating in the transactions contemplated by the Transaction Documents, whether as Administrative Agent, a Class Agent, a Class Investor or otherwise) of Sanctions or (ii) directly or indirectly used for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or would create a material breach of other similar anti-corruption legislation in other jurisdictions. (v) Ordinary Course of Business . Each payment made by or on behalf of the Transferor to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Transferor in the ordinary course of business or financial affairs of the Transferor and (ii) made in the ordinary course of business or financial affairs of the Transferor. (w) Solvency . The Transferor is Solvent. (x) Nature of Receivables . Each Receivable is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act. (y) Interests in Transferor . The Transferor is a consolidated subsidiary of Tech Data under GAAP. As of the Amendment Date, the Transferor does not have any securities or other interests issued or outstanding other than the equity interests in the Transferor owned by Tech Data and the Loans made under this Agreement. Any document, instrument, certificate or notice delivered to any Class Investor hereunder shall be deemed a representation and warranty by the Transferor to the extent that such document, instrument, certificate or notice contains any statement of fact, which shall not include forward-looking statements. SECTION 6.02 Representations and Warranties of the Collection Agent . Tech Data, as the Collection Agent, represents and warrants as of the Amendment Date, as of each day on which a Credit Extension or Reinvestment or Cash Pooling Transfer shall have occurred and as of each Settlement Date occurring prior to the Final Payout Date or the Termination Date: (a) Corporate Existence; Compliance with Law . Tech Data (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, and (iii) is in compliance with all Applicable Law, except, 98 70 Redline 45 in the case of clauses (ii) and (iii) , where the failure to do so would not have a Material Adverse Effect. (b) Corporate and Governmental Authorization; Contravention . The execution, delivery and performance by Tech Data of each Transaction Document to which Tech Data is a party are within Tech Data's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements in connection with the Purchase Agreement), and do not contravene, or constitute a default under, any provision of Applicable Law or of the certificate of incorporation or bylaws of Tech Data or of any agreement, judgment, injunction, order, decree or other instrument binding upon Tech Data or result in the creation or imposition of any Adverse Claim on the assets of Tech Data or any of its Subsidiaries. (c) Binding Effect . Each Transaction Document to which Tech Data is a party constitutes the legal, valid and binding obligation of Tech Data, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors. (d) Accuracy of Information . All information heretofore furnished by Tech Data to the Transferor, any Class Agent, any Class Investor or the Administrative Agent pursuant to any provision of this Agreement or any other Transaction Document was, at the time the same were so furnished, true and accurate in every material respect. (e) Tax Status . Tech Data has filed all federal, state and other tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges shown thereon, except (i) such items which are being or will promptly be contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (ii) where a failure to file a return or pay a tax would not, individually or in the aggregate, materially adversely affect the ability of Tech Data or the Transferor to perform its obligations under this Agreement. (f) Action, Suits . Except as disclosed in the Exchange Act Reports, there are no actions, suits or proceedings pending, or to the knowledge of Tech Data threatened, against or affecting Tech Data or any of its Subsidiaries or their respective properties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of Tech Data and its Subsidiaries taken as a whole or materially adversely affect the ability of Tech Data to perform its obligations under this Agreement. (g) Opinions . The facts regarding the Collection Agent, its relationship with its Affiliates and the transfer of Pool Receivables and the Related Security contemplated by this Agreement and the other Transaction Documents set forth or assumed in the opinions of Cleary Gottlieb Steen & Hamilton LLP relating to true sale and substantive non-consolidation matters, delivered in connection with this Agreement and the Transaction Documents as of the Amendment Date, are true and correct in all material respects. 98 70 Redline 46

(h) Credit and Collection Policy . Since June 24, 2016, there have been no material changes in Tech Data's Credit and Collection Policy; since such date, no material adverse change has occurred in the overall rate of collection of the Receivables. (i) Collections and Servicing . Since June 24, 2016, there has been no material adverse change in the ability of Tech Data to service and collect the Receivables. (j) Place of Business . The principal place of business and chief executive office of Tech Data are located at the address of Tech Data indicated in Section 13.02 hereof and the offices where Tech Data keeps all its Records, are located at the address(es) described on Schedule IV or such other locations notified to the Administrative Agent in accordance with Section 7.03(m ) hereof in jurisdictions where all action required by Sections 4.01 and 4.02 hereof has been taken and completed. (k) Offices; Legal Name . Tech Data's sole jurisdiction of organization is the State of Florida and it is a "registered organization" within the meaning of the Florida UCC. The legal name of Tech Data is Tech Data Corporation. (l) No Termination Event . No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event or if either such event has occurred, Tech Data has notified the Administrative Agent in writing of either such event immediately upon learning of the occurrence thereof, describing the same and if applicable, the steps being taken by the Person(s) affected with respect thereto. (m) Not an Investment Company . Tech Data is not an "investment company" registered or required to be registered under the Investment Company Act. (n) ERISA . Tech Data is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Pool Receivables. (o) Anti-Corruption Laws and Sanctions; Use of Proceeds . Tech Data and its Subsidiaries have conducted their businesses in material compliance with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. Neither Tech Data, nor any of its Subsidiaries, nor, to the knowledge of Tech Data and its Subsidiaries, any director, officer or Affiliate thereof, is a Sanctioned Person. No proceeds obtained under this Agreement or the transactions contemplated hereby have been (i) directly or indirectly used, or made available to any individual or entity, in any manner that would result in a violation by any individual or entity (including any individual or entity participating in the transactions contemplated by the Transaction Documents, whether as Administrative Agent, a Class Agent, a Class Investor or otherwise) of Sanctions or (ii) directly or indirectly used for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or would create a material breach of other similar anti-corruption legislation in other jurisdictions. 98 70 Redline 47

ARTICLE VII COVENANTS SECTION 7.01 Affirmative Covenants of the Transferor . At all times from the Amendment Date until the Final Payout Date: (a) Payment of Principal and Interest . The Transferor shall duly and punctually pay Capital, Interest, Fees and all other amounts payable by the Transferor hereunder in accordance with the terms of this Agreement. (b) Reports . The Transferor shall deliver to the Administrative Agent and each Class Agent: (i) Annual Reporting . Within ninety-five (95) days after the close of each of its fiscal years, for itself unaudited balance sheets as at the close of such fiscal year and profit and loss statements for the period from the beginning of such fiscal year to the end of such fiscal year, all certified by one of its Responsible Officers. (ii) Quarterly Reporting . Within fifty (50) days after the close of the first three quarterly periods of each of its fiscal years, for itself unaudited balance sheets as at the close of each such period and profit and loss statements and for the period from the beginning of such fiscal year to the end of such quarter, all certified by one of its Responsible Officers. (iii) Periodic Reports . Periodic Reports in accordance with Section 3.03. (iv) Compliance Certificate . Within ninety-five (95) days of the close of each of its fiscal years and within fifty (50) days of the close of each of the first three fiscal quarters of each of its fiscal years, a compliance certificate signed by one of its Responsible Officers stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof. (v) Notice of Termination Events or Potential Termination Events . Promptly upon (but in any event within two (2) Business Days of) a Responsible Officer of the Transferor learning of the occurrence of any Termination Event or Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto. (vi) Change in Credit and Collection Policy . Within fifteen (15) days after the date any material change in or amendment to a Credit and Collection Policy is 98 70 Redline 48

made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment. (vii) ERISA . Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "reportable event" (as defined in Article IV of ERISA) which the Transferor, Tech Data or any domestic Affiliate of the Transferor files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, Tech Data or any domestic Affiliates of the Transferor receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor. (viii) Other Information . Such other information (including non-financial information) as the Administrative Agent or any Class Agent may from time to time reasonably request. (c) Conduct of Business . The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. (d) Compliance with Laws . The Transferor will comply in all respects with all Applicable Law, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. (e) Furnishing of Information and Inspection of Records . The Transferor will furnish to the Administrative Agent from time to time such information with respect to the Pool Receivables as the Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Pool Receivable. The Transferor will at any time and from time to time during regular business hours upon forty-eight (48) hours prior written notice, permit the Administrative Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor or Tech Data, as applicable, for the purpose of examining such Records, and to discuss matters relating to the Pool Receivables or the Transferor's performance hereunder with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters. (f) Keeping of Records and Books of Account . The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable); provided , that the Transferor shall not be required to keep and maintain such records with respect to any Receivables for a period of more than 98 70 Redline 49 sixty (60) days after such Receivables shall have been paid in full by the Obligors thereof. The Transferor will give the Administrative Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence. (g) Performance and Compliance with Receivables and Contracts . The Transferor will at its expense timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, if any. (h) Credit and Collection Policies . The Transferor will comply in all material respects with the applicable Credit and Collection Policy in regard to each Pool Receivable and the related Contract. (i) Collections . The Transferor shall instruct, or cause to be instructed, all Obligors and Financing Parties to cause all Collections to be deposited directly to a Lock-Box Account. (j) Collections Received by Transferor . The Transferor shall hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Transferor (including without limitation, in the case of the Transferor, all Deemed Collections). (k) Sale Treatment . The Transferor shall not (i) account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Purchase Agreement in any manner other than as a sale, contribution or other absolute conveyance of Receivables and related property by Tech Data to the Transferor, or (ii) treat the transactions contemplated hereby in any manner other than as a financing by the Class Investors secured by a lien on the Collateral in favor of the Administrative Agent on behalf of the Secured Parties. In addition the Transferor shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Purchase Agreement and the interest of the Transferor (in the case of Tech Data's financial statements) and the Administrative Agent, on behalf of the Secured Parties, in the Collateral. (l) Organizational Documents . The Transferor shall only amend, alter, change or repeal its Certificate of Incorporation with the prior written consent of the Administrative Agent and each Class Agent. (m) Minimum Net Worth . The Transferor shall at all times maintain a net worth in accordance with GAAP which is not less than an amount equal to the greatest of (A) the sum of (i) the outstanding balance of all Defaulted Receivables at such time, (ii) the Outstanding Balance of all Delinquent Receivables at such time and (iii) the sum of the Outstanding Balance of the three largest Receivables of the non-investment grade Obligors, (B) the Required Capital Amount and (C) 7.5% of the Facility Limit. 98 70 Redline 50

(n) Legends . At all times from and after the Amendment Date (and with respect to the Pool Receivables for which AVT TS is the Originator, within two (2) months of the Amendment Date), the Transferor shall cause each and every (a) electronic representation of any Pool Receivable (whether in disk, tape or other medium), as well as any paper printout of any such electronic records, to be clearly marked with the following legend: "ANY PROSPECTIVE PURCHASER OF THE ACCOUNTS DESCRIBED HEREIN OR ANY SECURED PARTY WITH RESPECT THERETO IS HEREBY NOTIFIED THAT AN INTEREST IN THESE ACCOUNTS HAS BEEN SOLD OR TRANSFERRED TO A THIRD PARTY LENDER, PURCHASER OR SECURED PARTY." and (b) original physical copy of each Contract with respect to any Pool Receivable constituting "chattel paper" or an "instrument" within the meaning of Article 9 of the UCC to be clearly marked with the following legend: "ANY PROSPECTIVE PURCHASER OF THE CHATTEL PAPER OR INSTRUMENT REPRESENTED HEREBY OR ANY SECURED PARTY WITH RESPECT THERETO IS HEREBY NOTIFIED THAT AN INTEREST IN THIS CHATTEL PAPER OR INSTRUMENT HAS BEEN SOLD OR TRANSFERRED TO A THIRD PARTY LENDER, PURCHASER OR SECURED PARTY." In each case, such legend shall be in bold, in type face at least as large as 10 point and shall be entirely in capital letters. (o) Insurance . The Transferor will maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided , however , that in any event the Transferor shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to the Transferor as in effect on the Amendment Date. (p) Compliance with Anti-Corruption Laws . The Transferor will conduct its business in material compliance with Anti-Corruption Laws and maintain policies and procedures designed to promote and achieve compliance with such laws. (q) Notices . The Transferor (or the Collection Agent on its behalf) will notify the Administrative Agent and each Class Agent in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after) a Responsible Officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto: (i) Notice of Termination Events . A statement of a Responsible Officer of the Transferor describing any Termination Event or Potential Termination Event that has occurred and is continuing and the action, if any, which the Transferor proposes to take with respect thereto. (ii) Litigation . The institution of any litigation, arbitration proceeding or governmental proceeding against the Transferor, the Collection Agent or any 98 70 Redline 51

Originator, which with respect to any Person other than the Transferor, would reasonably be expected to have a Material Adverse Effect. (iii) Adverse Claim . Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof (including with respect to any Lock-Box, Lock-Box Account and any Collections). (iv) Name Changes . At least thirty (30) days (or such shorter period agreed to by the Administrative Agent in writing) before any change in any Originator's or the Transferor's name, jurisdiction of organization, place of business or, if more than one, chief executive office, or any office where Records are kept or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the proposed effective date thereof. (v) Change in Accounting Policy . Any material change in any accounting policy of the Transferor or any Originator that would reasonably be expected to affect the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed "material" for such purpose). (vi) Repurchase Event . Promptly after the occurrence thereof, notice of the occurrence of a Repurchase Event. (vii) Purchase Agreement Termination Event; Termination of Sales under Originator Sale Agreement . The occurrence of the Purchase Agreement Termination Event or the termination of any sales of Receivables by any Originator under the Originator Sale Agreement. (viii) Material Adverse Effect . Promptly after the occurrence thereof, notice of any occurrence that does or would reasonably be expected to have a Material Adverse Effect. SECTION 7.02 Negative Covenants of the Transferor . At all times from the Amendment Date until the Final Payout Date: (a) No Sales, Liens, Etc . Except as otherwise provided herein, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or, to the extent of its knowledge, suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Collateral, (y) any inventory or goods, the sale of which may give rise to a Pool Receivable or any Pool Receivable or related Contract, or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof. Notwithstanding the foregoing, the Transferor may sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist an Adverse Claim on any (i) goods or inventory held on consignment solely with respect to the consignor's interest; and (ii) Pool Receivable for which Transferor has procured credit insurance, all Collections to be received thereon, and all Related 98 70 Redline 52

Security and Proceeds in respect of or in connection with such insured Pool Receivable, where (a) such credit insurance has paid all or part of the Outstanding Balance of such Pool Receivable; (b) such Pool Receivable (i.e., the portion of such Receivable covered by the credit insurance as well as the portion not covered by such credit insurance) has been written off by the Transferor and the Collection Agent in accordance with the applicable Credit and Collection Policy; and (c) if a Termination Event shall have occurred, the Administrative Agent shall have consented to such release in writing. (b) No Extension or Amendment of Receivables . Except as otherwise permitted in Article VIII hereof, the Transferor will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto. (c) No Change in Business or Credit and Collection Policy . The Transferor will not engage in any business other than acquiring accounts receivable from Tech Data pursuant to the Purchase Agreement, financing such acquisition pursuant hereto and other activities incidental thereto. The Transferor will not make any change in a Credit and Collection Policy, which change would impair the collectibility of the Pool Receivables in a material respect. (d) No Mergers, Etc . The Transferor will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person. (e) Change in Payment Instructions to Obligors . The Transferor will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Schedule II hereto or make any change in its instructions to Obligors or Financing Parties regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Administrative Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable. (f) Deposits to Lock-Box Accounts . The Transferor will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables or other proceeds of the Collateral; provided , that with respect to Collections of Receivables that were repurchased from the Transferor, the Transferor shall have two (2) Business Days to remove any such Collections from the applicable Lock-Box Account. (g) Change of Name, Etc. The Transferor will not change its name, identity or structure or the location of its chief executive office or its jurisdiction of organization, unless at least ten (10) days prior to the effective date of any such change the Transferor delivers to the Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor, necessary to reflect such change and to continue the perfection of the Administrative 98 70 Redline 53

Agent's security interests in the Collateral and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent to continue to exercise its rights contained in Sections 4.01 and 4.02 hereof. (h) Amendment to Purchase Agreement . The Transferor will not amend, modify or supplement the Purchase Agreement, the Originator Sale Agreement or any other Transaction Document, or waive any provision thereof, or enter into any consent with respect thereto, in each case except with the prior written consent of the Administrative Agent and the Majority Class Agents; nor shall the Transferor take, or permit the Seller or any Originator to take, any other action under the Purchase Agreement or the Originator Sale Agreement that could have a Material Adverse Effect on the Administrative Agent or any Class Investor or which is inconsistent with the terms of this Agreement. (i) Separate Business; Nonconsolidation . The Transferor shall not (i) engage in any business not permitted by its Certificate of Incorporation as in effect on the Amendment Date or (ii) conduct its business or act in any other manner which is inconsistent with Section 6.01(q ) or Section 6.01(r ). The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by Tech Data or any other controlling Person. (j) Other Agreements . The Transferor shall not enter into any other agreements except this Agreement, the other Transaction Documents and the Lease Agreement, unless the Administrative Agent consents in writing. (k) Other Indebtedness . The Transferor shall not incur any Indebtedness other than (i) as permitted by the Transaction Documents and (ii) Indebtedness existing under the Lease Agreement. (l) Anti-Corruption Laws and Sanctions . The Transferor shall not directly or indirectly (a) use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010, or would create a material breach of other similar anti-corruption legislation in other jurisdictions or (b) use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any individual or entity, to fund any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is a Sanctioned Person or a Sanctioned Country, or in any other manner, in each case as would result in a violation by any individual or entity (including any individual or entity participating in the transactions contemplated by the Transaction Documents, whether as Administrative Agent, a Class Agent, a Class Investor or otherwise) of Sanctions. (m) Other Interests . The Transferor shall not during the term of this Agreement issue any securities or other interests except with the prior written consent of the Administrative Agent and each Class Agent. SECTION 7.03 Affirmative Covenants of Tech Data . At all times from the Amendment Date until the Final Payout Date: 98 70 Redline 54

(a) Financial Reporting . Tech Data will maintain, for itself, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent (who shall forward such information to the Class Agents): (i) Annual Reporting . Within ninety-five (95) days after the close of each of its fiscal years, an audit report certified by independent certified public accountants prepared in accordance with generally accepted accounting principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself including balance sheets as of the end of such period, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, which report shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit. For the purposes of the foregoing, Tech Data shall appoint independent certified public accountants of nationally recognized standing. (ii) Quarterly Reporting . Within fifty (50) days after the close of the first three quarterly periods of each of its fiscal years, for itself consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by one of its Responsible Officers. (iii) Compliance Certificate . Together with the financial statements required hereunder, a compliance certificate signed by one of its Responsible Officers stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Agreement. (iv) Periodic Reports . Periodic Reports in accordance with Section 3.03. (v) Shareholders Statements and Reports . Promptly upon the furnishing thereof to the shareholders of Tech Data, copies of all financial statements, reports and proxy statements so furnished and not otherwise required to be delivered to the Administrative Agent pursuant hereto. (vi) SEC Filings . Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Tech Data or any subsidiary files with the Securities and Exchange Commission. 98 70 Redline 55

(vii) Other Information . Such other information (including non-financial information) as the Administrative Agent or any Class Agent may from time to time reasonably request. Documents required to be delivered pursuant to the foregoing clauses (i), (ii), (v) and (vi) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Tech Data posts such documents, or provides a link thereto on Tech Data's website, with notice to the Administrative Agent, (ii) on which such documents are posted on Tech Data's behalf on an internet or intranet website, if any, to which each Class Investor and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent), with notice to the Administrative Agent or (iii) on which such documents are available on the EDGAR Database. (b) Conduct of Business . Tech Data will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that any failure with respect to the foregoing does not have a Material Adverse Effect on the business or operations of Tech Data or the performance by Tech Data under any of the Transaction Documents. (c) Compliance with Laws . Tech Data will, and will cause each of its Subsidiaries to, comply with all Applicable Law, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. (d) Furnishing of Information and Inspection of Records . Tech Data will furnish to the Transferor and the Administrative Agent from time to time such information with respect to the Pool Receivables as the Transferor or the Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Pool Receivable. Tech Data will at any time and from time to time during regular business hours upon forty-eight (48) hours prior written notice, permit the Administrative Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of Tech Data for the purpose of examining such Records, and to discuss matters relating to Pool Receivables or Tech Data's performance hereunder with any of the officers, directors, employees or independent public accountants of Tech Data having knowledge of such matters. (e) Keeping of Records and Books of Account . Tech Data will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of 98 70 Redline 56 and adjustments to each existing Pool Receivable); provided , that Tech Data shall not be required to keep and maintain such records with respect to any Pool Receivables for a period of more than sixty (60) days after such Pool Receivables shall have been paid in full by the Obligors thereof. Tech Data will give the Administrative Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence. (f) Performance and Compliance with Receivables and Contracts . Tech Data, at its expense, will, and will cause each Originator to, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all purchase orders and other agreements related to such Pool Receivables. (g) Credit and Collection Policies . Tech Data will comply in all material respects with the applicable Credit and Collection Policy in regard to each Pool Receivable and the related Contract. (h) Collections . Tech Data shall instruct all Obligors and Financing Parties to cause all Collections to be deposited directly to a Lock-Box Account. (i) Collections Received by Tech Data . Tech Data shall hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to a Lock-Box Account all Collections received from time to time by Tech Data. (j) Sale Treatment . Tech Data shall not account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Purchase Agreement in any manner other than as a sale, contribution or other absolute conveyance of Receivables and related property by Tech Data to the Transferor or the transactions contemplated by the Originator Sale Agreement in any manner other than as a sale, contribution or other absolute conveyance of Receivables and related property by the applicable Originator to Tech Data. (k) Legends . At all times from and after the Amendment Date (and with respect to the Pool Receivables for which AVT TS is the Originator, within two (2) months of the Amendment Date), the Collection Agent shall cause each and every (a) electronic representation of any Pool Receivable (whether in disk, tape or other medium), as well as any paper printout of any such electronic records, to be clearly marked with the following legend: "ANY PROSPECTIVE PURCHASER OF THE ACCOUNTS DESCRIBED HEREIN OR ANY SECURED PARTY WITH RESPECT THERETO IS HEREBY NOTIFIED THAT AN INTEREST IN THESE ACCOUNTS HAS BEEN SOLD OR TRANSFERRED TO A THIRD PARTY LENDER, PURCHASER OR SECURED PARTY." and (b) original physical copy of each Contract with respect to any Pool Receivable constituting "chattel paper" or an "instrument" within the meaning of Article 9 of the UCC to be clearly marked with the following legend: "ANY PROSPECTIVE PURCHASER OF THE CHATTEL PAPER OR INSTRUMENT REPRESENTED HEREBY OR ANY SECURED PARTY WITH RESPECT THERETO IS HEREBY NOTIFIED THAT AN INTEREST IN THIS CHATTEL PAPER OR INSTRUMENT HAS BEEN SOLD OR TRANSFERRED TO A THIRD PARTY LENDER, PURCHASER OR 98 70 Redline 57

SECURED PARTY." In each case, such legend shall be in bold, in type face at least as large as 10 point and shall be entirely in capital letters. (l) Compliance with Anti-Corruption Laws . Tech Data will conduct its business in material compliance with Anti-Corruption Laws and maintain policies and procedures designed to promote and achieve compliance with such laws. (m) Notices . The Collection Agent will notify the Administrative Agent and each Class Agent in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after) a Responsible Officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto: (i) Notice of Termination Events . A statement of a Responsible Officer of the Collection Agent describing any Termination Event or Potential Termination Event that has occurred and is continuing and the action, if any, which the Collection Agent proposes to take with respect thereto. (ii) Litigation . The institution of any litigation, arbitration proceeding or governmental proceeding against the Transferor, the Collection Agent or any Originator which would reasonably be expected to have a Material Adverse Effect. (iii) Adverse Claim . Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof (including with respect to any Lock-Box, Lock-Box Account and any Collections). (iv) Name Changes . At least thirty (30) days (or such shorter period agreed to by the Administrative Agent in writing) before any change in any Originator's or the Transferor's name, jurisdiction of organization, place of business or, if more than one, chief executive office, or any office where Records are kept or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the proposed effective date thereof. (v) Change in Accounting Policy . Any material change in any accounting policy of the Collection Agent that would reasonably be expected to affect the transactions contemplated by this Agreement or any other Transaction Document. (vi) Purchase Agreement Termination Event; Termination of Sales under the Originator Sale Agreement . The occurrence of the Purchase Agreement Termination Event or the termination of any sales of Receivables by any Originator under the Originator Sale Agreement. (vii) Material Adverse Effect . Promptly after the occurrence thereof, notice of any occurrence that does or would reasonably be expected to have a Material Adverse Effect. 98 70 Redline 58

(n) Risk Retention Compliance with EU Securitization Regulation . Tech Data, on behalf of itself and each other Originator, as "originators" for purposes of the Capital Requirements (Risk Retention) EU Securitization Regulation , makes the following representations, warranties and covenants for the purpose of permitting certain Credit Parties to comply with the Capital Requirements (Risk Retention) EU Securitization Regulation : (i) For purposes of the Capital Requirements (Risk Retention) EU Securitization Regulation , Tech Data has established and is managing the programme or securitisation scheme contemplated by this Agreement and the other Transaction Documents. (ii) It shall hold and maintain, for so long as any Loans are outstanding, a material net economic interest of not less than five percent (5%) of the aggregate outstanding balance of the Pool Receivables (such interest, the "Retained Interest "), which Retained Interest takes the form of a first loss position tranche in accordance with the text of paragraph 13(d) of Article 405 6 of the CRR EU Securitization Regulation , represented by Tech Data's ownership of all of the an equity interest in the Transferor and the associated indirect rights to residual cash flow under Section 3.01(b)(ix ) in an amount that satisfies the requirements in the definition of Retained Interest . (iii) It shall neither assign nor sell, nor enter into nor permit any of its affiliates to enter into any credit risk mitigation, short position or any other credit risk hedge with respect to the Retained Interest in a manner that would be contrary to the CRR EU Securitization Regulation . (iv) Tech Data shall at all times own, directly or indirectly, an equity interest in the Transferor that satisfies the requirements in the definition of Retained Interest. (iv v) It shall confirm in each Periodic Report that it continues to comply with subsections (i) through (iii) above, and shall promptly notify the Administrative Agent and each Class Agent of any failure to so comply with subsections (i) through (iii) above. (vvi ) It shall promptly notify the Administrative Agent and each Class Agent of any change to the form of the Retained Interest. (vi) Subject to compliance with Applicable Law, it shall promptly furnish to the Administrative Agent and each Class Agent such other information, documents, tapes, data, records or reports respecting the Pool Receivables, the Collateral and the transactions contemplated by the Transaction Documents as the Administrative Agent or such Class Agent may from time to time reasonably request for purposes of complying with due diligence and monitoring obligations under the Capital Requirements (Risk Retention). 98 70 Redline 59

(vii) Tech Data agrees that it will comply with the EU Securitization Regulation to the extent applicable to it. Tech Data covenants that it shall, from time to time upon request by the Administrative Agent or any Class Agent : (A) provide to the Administrative Agent or such Class Agent, as applicable, all information which it requests in order for it to comply with its obligations under Article 5 of the EU Securitization Regulation to the extent that such information is (i) in Tech Data ’s possession and Tech Data can provide such information in the format requested by the Administrative Agent or any Class Agent using reasonable efforts without material expense or (ii) not in Tech Data ’s possession but Tech Data can obtain such information using reasonable efforts without material expense ; provided, that if providing such information in the format requested or obtaining such information would involve material expense but the Administrative Agent or such Class Agent, as applicable, agrees to pay it, then Tech Data shall provide or obtain such information; provided, further, that Tech Data shall not be obligated to provide any information to the extent that it is restricted from disclosure pursuant to a duty of confidentiality and, by using its reasonable efforts, was not able to obtain the consent for the disclosure of such information; and (B) negotiate in good faith any further agreements, not otherwise provided for hereunder, as may be reasonably required by the Administrative Agent or such Class Agent, as applicable, in order to achieve compliance with any applicable obligations under the EU Securitization Regulation in relation to the Transaction Documents and the transactions contemplated hereby. (viii) Either (i) each Receivable has been, and will be, originated pursuant to a sound and well-defined credit granting criteria, and each Originator has, and shall maintain, clearly established criteria and processes for approving, amending, modifying, renewing and financing the Receivables ( “Originations and Revisions ”) and each Originator has effective systems in place to apply those criteria and processes to ensure that any such Originations and Revisions are granted and approved based on a thorough assessment of each Obligor ’s creditworthiness or (ii) no Receivable has been originated in the form of a loan. SECTION 7.04 Negative Covenants of Tech Data . At all times from the Amendment Date until the Final Payout Date: (a) No Sales, Liens, Etc . Except as otherwise provided herein, Tech Data will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or, to the extent of its knowledge, suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Collateral, (y) any inventory or goods, the sale of which may give rise to a Pool Receivable or any Pool Receivable or related Contract, or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof. Notwithstanding the foregoing, Tech Data may sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist an Adverse Claim on any goods or inventory held on consignment solely with respect to the consignor's interest. 98 70 Redline 60

(b) No Extension or Amendment of Receivables . Except as otherwise permitted in Article VIII hereof, Tech Data will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto. (c) No Change in Business or Credit and Collection Policy . Tech Data will not make any change in the character of its business or in a Credit and Collection Policy, which change would, in either case, impair the collectibility of the Pool Receivables in a material respect. (d) No Mergers, Etc . Tech Data will not (i) consolidate or merge with or into any other Person if such action shall result in a Potential Termination Event or a Termination Event or Tech Data shall not be the surviving entity or (ii) sell, lease or transfer all or substantially all of its assets to any other person. (e) Change in Payment Instructions to Obligors . Tech Data will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Schedule II hereto or make any change in its instructions to Obligors and Financing Parties regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Administrative Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable. (f) Deposits to Lock-Box Accounts . Tech Data will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables or other proceeds of the Collateral; provided , that with respect to Collections of Receivables that were repurchased from the Transferor, Tech Data shall have two (2) Business Days to remove, or cause to be removed, any such Collections from the applicable Lock-Box Account. (g) Change of Name, Etc. Tech Data will not change its name, identity or structure or location of its chief executive office or its jurisdiction of organization, unless at least ten (10) days prior to the effective date of any such change Tech Data delivers to the Transferor and the Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor, as are necessary to reflect such change and to continue the perfection of the Transferor's ownership interest in the Pool Receivables and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent on behalf of the Secured Parties to continue to exercise its rights contained in Sections 4.01 and 4.02 hereof. (h) Anti-Corruption Laws and Sanctions . Tech Data shall not directly or indirectly (a) use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010, or would 98 70 Redline 61 create a material breach of other similar anti-corruption legislation in other jurisdictions or (b) use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any individual or entity, to fund any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is a Sanctioned Person or a Sanctioned Country, or in any other manner, in each case as would result in a violation by any individual or entity (including any individual or entity participating in the transactions contemplated by the Transaction Documents, whether as Administrative Agent, a Class Agent, a Class Investor or otherwise) of Sanctions. SECTION 7.05 Financial Covenants of the Collection Agent . (a) Consolidated Total Leverage Ratio . The Collection Agent shall not permit the Consolidated Total Leverage Ratio, as of the last day of each fiscal quarter of the Collection Agent, to be greater than, (i) 4.75 to 1.00 starting with the first fiscal quarter of the Collection Agent ending after the AVT TS Acquisition Closing Date and for the following two full fiscal quarters of the Collection Agent ending after the AVT TS Acquisition Closing Date, (ii) 4.25 to 1.00 for the third and fourth full fiscal quarters of the Collection Agent ending after the AVT TS Acquisition Closing Date, or (iii) 4.00 to 1.00 for the fifth full fiscal quarter of the Collection Agent ending after the AVT TS Acquisition Closing Date and each subsequent fiscal quarter of the Collection Agent. (b) Consolidated Interest Coverage Ratio . The Collection Agent shall not permit the Consolidated Interest Coverage Ratio, as of the last day of each fiscal quarter of the Collection Agent, to be less than 3.00 to 1.00. (c) Certain Defined Terms . The following terms used in this Section 7.05 have the following meanings: (i) "Attributable Indebtedness " means, on any date: (A) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; (B) in respect of any Real Estate Financing Facility that is characterized as a lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared in accordance with GAAP if such lease were accounted for as a capital lease, calculated as of November 2, 2016, with respect to any Real Estate Financing Facility outstanding on November 2, 2016, or the date of the closing of any Real Estate Financing Facility entered into subsequent to November 2, 2016, and recalculated at the time of any refinancing, renewal, increase or repayment of any Real Estate Financing Facility; and (C) in respect of any asset securitization transaction of any Person, (1) the actual amount of any unrecovered investment of purchasers or transferees of assets so transferred, plus (2) in the case of any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the 98 70 Redline 62 assets so transferred nor (y) impair the characterization of the transaction as a true sale or absolute conveyance under applicable laws (including bankruptcy or insolvency laws), the capitalized amount of such obligation that would appear on a balance sheet of such Person prepared on such date in accordance with GAAP if such sale or transfer or assets were accounted for as a secured loan. (ii) "AVT TS Acquisition " means the acquisition by Tech Data of AVT TS from Avnet, Inc. under the terms of the that certain Interest Purchase Agreement, dated as of September 19, 2016 by and between Avnet, Inc. and the Collection Agent, together with all schedules and exhibits thereto. (iii) "AVT TS Acquisition Closing Date " means February 27, 2017. (iv) "AVT TS Acquisition Transactions " means (i) the AVT TS Acquisition, and (ii) any debt or equity financings incurred or issued in connection with the AVT TS Acquisition, including under the Collection Agent Revolver or the Term Loan Credit Agreement, dated as of November 2, 2016, as amended by Amendment No. 1, dated as of February 15, 2017, with Bank of America, N.A., as administrative agent, in each case, including the incurrence of debt thereunder on or about the AVT TS Acquisition Closing Date. (v) "Collection Agent Revolver " means the Second Amended and Restated Revolving Credit Agreement, dated as of November 2, 2016, among the Collection Agent, as borrower, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender, and an L/C issuer, as in effect on November 2, 2016 and without giving effect to any subsequent amendments or modifications that have not been consented to in writing by the Administrative Agent and the Majority Class Agents. (vi) "Consolidated EBITDA " means, for any period, for the Collection Agent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (A) Consolidated Interest Charges for such period, (B) the provision for federal, state, local and foreign income taxes payable by the Collection Agent and its Subsidiaries for such period, (C) the amount of depreciation and amortization expense for such period, (D) cash extraordinary or nonrecurring losses, expenses, fees and charges (including cash losses, expenses, fees and charges incurred in connection with any issuance of debt or equity, acquisitions, investments, restructuring activities, asset sales or divestitures permitted hereunder and any cash integration and restructuring costs in connection with the AVT TS Acquisition Transactions) not to exceed $160 million in the aggregate for all periods, (E) non-cash stock based compensation expense, and (F) other non-recurring expenses of the Collection Agent and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item. 98 70 Redline 63

(vii) "Consolidated Funded Indebtedness " means, as of any date of determination, for the Collection Agent and its Subsidiaries on a consolidated basis, the sum of (A) the outstanding principal amount of all obligations, whether current or long- term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (which amount, for the avoidance of doubt, includes only the drawn portion of any line of credit or revolving credit facility), (B) all purchase money Indebtedness, (C) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (D) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (E) all Attributable Indebtedness in respect of capital leases, obligations under the Real Estate Financing Facilities and asset securitization transactions, (F) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (A) through (E) above of Persons other than the Collection Agent or any Subsidiary, and (G) all Indebtedness of the types referred to in clauses (A) through (F) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Collection Agent or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non- recourse to the Collection Agent or such Subsidiary. "Consolidated Funded Indebtedness" of a Person shall not include (x) any true sale by such Person of accounts receivable, as determined in accordance with GAAP, which sale is not, and is not made in connection with, an obligation under any Real Estate Financing Facility or an asset securitization transaction and (y) any obligation arising under a sale and lease back transaction that is an operating lease. (viii) "Consolidated Interest Charges " means, for any period, for the Collection Agent and its Subsidiaries on a consolidated basis, the sum of (A) all interest, premium payments, debt discount, fees, charges and related expenses of the Collection Agent and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (B) the portion of rent expense of the Collection Agent and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP. (ix) "Consolidated Interest Coverage Ratio " means, as of any date of determination, the ratio of (A) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (B) Consolidated Interest Charges for such four fiscal quarter period; provided, notwithstanding anything to the contrary herein or in any other Transaction Document, for purposes of calculating the Consolidated Interest Coverage Ratio, Consolidated EBITDA will not be calculated on a Pro Forma Basis. (x) "Consolidated Net Income " means the consolidated net income of the Collection Agent and its Subsidiaries, plus or minus minority interest of a Person, and excluding any other gain or loss or credit of an extraordinary nature, all as determined in accordance with GAAP. 98 70 Redline 64

(xi) "Consolidated Total Leverage Ratio " means, with respect to any Test Period the ratio of (A) Consolidated Funded Indebtedness as of the last date of the applicable Test Period to (B) Consolidated EBITDA for such Test Period. (xii) "Existing Synthetic Lease Facility " means each or any of the following facilities, each as amended, modified, supplemented or amended and restated from time to time: (A) Fourth Amended and Restated Lease Agreement dated as of June 27, 2013, between the Collection Agent and SunTrust Equity Funding, LLC; (B) Fourth Amended and Restated Participation Agreement dated as of June 27, 2013 (the "SunTrust Participation Agreement ") between the Collection Agent, SunTrust Equity Funding, LLC and various banks and lending institutions; and (C) the other Operative Agreements (as defined in the SunTrust Participation Agreement). (xiii) "Pro Forma Basis " means, for purposes of calculating Consolidated EBITDA (other than a calculation of Consolidated EBITDA for purposes of the Consolidated Interest Coverage Ratio), any acquisition of (A) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (B) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person (including, for the avoidance of doubt, the AVT TS Acquisition) with an aggregate purchase price of $100,000,000 or more shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Collection Agent was required to deliver financial statements pursuant to Section 7.03(a)(i ) or Section 7.03(a)(ii ). In connection with the foregoing, income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculation to the extent (A) such items are not otherwise included in such income statement items for the Collection Agent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 or this Section 7.05(c ) and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent. (xiv) "Real Estate Financing Facility " means, collectively (A) the Existing Synthetic Lease Facility; (B) any successor to the Existing Synthetic Lease Facility which refinances some or all of the same properties of the Borrower as the Existing Synthetic Lease Facility with rates of interest, yield and fees that may increase or decrease in accordance with then applicable market conditions; and (C) one or more arrangements that provide financing for any real property of the Collection Agent or its Subsidiaries, that impose no Adverse Claims other than on the real property financed by such arrangements, which are on such terms and conditions as are reasonable and customary for such transactions, and which create obligations with an Attributable Indebtedness of not more than the fair market value of the properties so financed; provided that any operating lease other than those described in clauses (A), (B) and (C) 98 70 Redline 65 above shall not be treated as a Real Estate Financing Facility for the purposes of this Section 7.05. (xv) "Test Period " means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Collection Agent ending on or prior to such date (d) Financial Covenant Amendments . If the Collection Agent enters into any amendment or other modification to the Collection Agent Revolver or any successor or replacement credit agreement, in each case, that contains or amends any financial covenant, the Collection Agent shall provide a copy of such amendment or successor or replacement agreement (each, a "Financial Covenant Amendment ") to the Administrative Agent. In the event the Administrative Agent determines that the financial covenants contained in this Section 7.05 are less favorable than any financial covenants as amended by, or contained in, any Financial Covenant Amendment, then if requested by the Administrative Agent, the parties hereto shall enter into an amendment to this Agreement to make the financial covenants in this Section 7.05 no less favorable (except as otherwise consented to by the Administrative Agent) than the financial covenants as amended by, or contained in, such Financial Covenant Amendment. ARTICLE VIII ADMINISTRATION AND COLLECTION OF RECEIVABLES SECTION 8.01 Appointment of the Collection Agent . (a) The servicing and administering of Collections on the Pool Receivables shall be conducted by the Person so designated from time to time as the Collection Agent in accordance with this Section 8.01. Tech Data is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. Upon the occurrence of a Collection Agent Default or a Termination Event, the Administrative Agent may (with the consent of the Majority Class Agents) and shall (at the direction of the Majority Class Agents) designate as Collection Agent any Person (including itself) to succeed Tech Data or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. For the avoidance of doubt, the Administrative Agent shall not have any obligation to designate itself as, or to become, a successor Collection Agent except in its sole discretion. (b) Upon the designation of a successor Collection Agent as set forth in clause (a) above, the removed Collection Agent agrees that, to the extent permitted by Applicable Law, it will terminate its activities as Collection Agent hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Collection Agent, and shall cooperate with and assist such new Collection Agent. Such cooperation shall, to the extent permitted by Applicable Law, include access to and transfer of records (including all applicable Contracts) related to Pool Receivables and use by the new 98 70 Redline 66

Collection Agent of all licenses (or the obtaining of new licenses), hardware or software, in each case, that are necessary to service the Pool Receivables and the Related Security. (c) Tech Data acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each member in each Class have relied on Tech Data's agreement to act as Collection Agent hereunder. Accordingly, Tech Data agrees that it will not voluntarily resign as Collection Agent without the prior written consent of the Administrative Agent and the Majority Class Agents. (d) The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Administrative Agent; provided , that the Collection Agent may delegate its duties and obligations hereunder to AVT TS with respect to the Receivables for which AVT TS is the applicable Originator, and the Collection Agent may hereafter delegate its duties and obligations to any additional Originator which is an Affiliate of Tech Data and which becomes party to the Originator Sale Agreement from time to time, with respect to Receivables originated by such Originator. Notwithstanding any delegation of any duties or obligations of the Collection Agent, the Collection Agent shall continue to remain solely liable for the performance of its duties and obligations as Collection Agent hereunder and the Credit Parties shall have the right to look solely to the Collection Agent for performance. SECTION 8.02 Duties of the Collection Agent . The Collection Agent shall take or cause to be taken all such action as may be necessary or appropriate to service and administer the collection of each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Law, with commercially reasonable care and diligence, in accordance with the applicable Credit and Collection Policy in a manner consistent in all material respects with the past practices of the Originators (after taking into consideration the transactions contemplated by the Transaction Documents). The Collection Agent shall set aside, for the accounts of each Class, the amount of Collections to which each such Class is entitled in accordance with Article III hereof. So long as no Termination Event shall have occurred and be continuing, the Collection Agent may, in accordance with the applicable Credit and Collection Policy, extend the maturity of Receivables, but not more than sixty (60) days beyond the original maturity date, and otherwise extend the maturity or adjust the Outstanding Balance and take such other actions (including modifications, waivers or restructurings of Pool Receivables and related Contracts) as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided , however , that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable; provided , further , that with respect to an aggregate Outstanding Balance of Pool Receivables that does not at any time exceed $5,000,000, the Collection Agent may extend the maturity more than sixty (60) days beyond the original maturity date (which extension shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable). If a Termination Event has occurred and is continuing, the Collection Agent may modify, waive or restructure a Pool Receivable (or reflect any related adjustments) only upon the prior written consent of the Administrative Agent. The Transferor shall deliver, or cause to be delivered, all Records that evidence or relate to the Pool Receivables or the Collateral to, or at the direction of, the Administrative Agent, which 98 70 Redline 67

Records and documents shall in turn be delivered to the Collection Agent to be held in trust for the Transferor and the Administrative Agent (for the benefit of the Secured Parties). Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct the Collection Agent to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to such Defaulted Receivable. The Collateral Agent shall not make the Administrative Agent or any of the Credit Parties a party to any litigation without the prior written consent of such Person. SECTION 8.03 Lock-Box Account Arrangements . (a) In the event a Collection Agent Ratings Event occurs, Tech Data and the Transferor shall, and shall cause each Originator to, within sixty (60) days, cause all Lock-Box Accounts to be established in the name of the Transferor rather than in the name of Tech Data, Seller or any Originator, and in each case, cause such Lock-Box Accounts to be subject to the continued security interest and control of the Administrative Agent. (b) Upon the occurrence and during the continuance of a Collection Agent Default or a Termination Event, the Administrative Agent may (with the consent of the Majority Class Agents) and shall (upon the direction of the Majority Class Agents) at any time thereafter give notice to each Lock-Box Bank that the Administrative Agent is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrative Agent's instructions rather than deposited in the applicable Lock- Box Account and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Transferor hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Transferor hereby further agrees to take any other action reasonably requested by the Administrative Agent for the purpose of transferring such control. Any proceeds of Pool Receivables received by the Transferor or the Collection Agent thereafter shall be sent promptly to, or as otherwise instructed by, the Administrative Agent (and until so sent, shall be deemed to be held in trust for the benefit of the Administrative Agent (for the benefit of the Secured Parties)). SECTION 8.04 Certain Enforcement Rights . (a) At any time following the occurrence and during the continuation of a Collection Agent Default or Termination Event: (i) The Administrative Agent may direct that payment of all amounts payable under any Pool Receivable be made directly to the Administrative Agent or its designee for the benefit of the Secured Parties. 98 70 Redline 68

(ii) Tech Data shall, at the Administrative Agent's request and at Tech Data's expense, give notice of the Administrative Agent's security interest in the Receivables and of the Transferor's ownership of the Pool Receivables to each Pool Obligor and direct that payments be made directly to the Administrative Agent or its designee for the benefit of the Secured Parties. (iii) Tech Data shall, at the Administrative Agent's request, (A) assemble all of the Records, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee for the benefit of the Secured Parties. (iv) The Transferor and Tech Data hereby authorize the Administrative Agent to take any and all steps in the Transferor's or Tech Data's name and on behalf of the Transferor or Tech Data necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Transferor's or Tech Data's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts against the related Pool Obligor. SECTION 8.05 Responsibilities of the Transferor . Anything herein to the contrary notwithstanding, the Transferor, Tech Data and each other Originator shall (i) perform all of their respective obligations under the Contracts related to the Pool Receivables, if any, to the same extent as if interests in such Pool Receivables had not been pledged hereunder, and the exercise by the Administrative Agent or any other Credit Party of their respective rights hereunder shall not relieve the Transferor, Tech Data or any Originator from such obligations and (ii) pay when due any Taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Pool Receivable, any Contract or any other Collateral, nor shall any of them be obligated to perform any of the obligations of the Transferor, the Collection Agent or any Originator thereunder. SECTION 8.06 Servicing Fee . (a) For its services hereunder, the Collection Agent shall be entitled to a fee (the "Servicing Fee ") equal to 0.75% per annum of the daily average outstanding Capital. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 3.01(b ). (b) If the Collection Agent ceases to be Tech Data or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Collection Agent and agreed to in writing by 98 70 Redline 69 the Administrative Agent not to exceed 110% of the reasonable and appropriate out-of-pocket costs and expenses incurred by such successor Collection Agent in connection with the performance of its obligations as Collection Agent hereunder. SECTION 8.07 Inspection Rights . At any reasonable time and from time to time at the reasonable request of the Administrative Agent or any Class Agent, during the Collection Agent's normal business hours and upon five (5) Business Days' prior notice to the Transferor, the Transferor shall direct the Collection Agent to permit such person as the Administrative Agent or any Class Agent may designate, at the cost and expense of the Collection Agent, to inspect and take copies and abstracts from the financial books and records maintained by the Collection Agent, and to visit the properties of the Collection Agent utilized in the collection, processing or servicing of the Receivables for the purpose of examining such Records, and to discuss the Collection Agent's affairs with its officers, employees and independent accountants, in each case, having knowledge of such matters; provided, however, as long as no Termination Event has occurred and is continuing, the Administrative Agent or any Class Agent may make such request only one time per calendar year; provided , further , if a Termination Event shall have occurred and be continuing, the Administrative Agent or any Class Agent may make such request at any time. In connection with all audits performed under this Agreement, the Administrative Agent and each Class Agent shall use reasonable efforts to coordinate the staffing and timing of such audits in order to minimize the cost and expense thereof and to the extent possible have such audits conducted by all parties at the same time. The Administrative Agent shall also solicit input from each Class Agent with respect to the scope of such coordinated audits. The Transferor shall direct the Collection Agent to authorize such officers, employees and independent accountants to discuss with the Administrative Agent, the Class Agents, and the Class Investors, acting on a coordinated basis, the affairs of the Collection Agent. The Collection Agent shall, upon receipt of a written invoice therefor, reimburse the Administrative Agent for all reasonable out of-pocket fees, costs and expenses incurred by or on behalf of the Administrative Agent, any Class Agent and any Class Investor in connection with each annual audit or visit and, if applicable, each audit or visit during the occurrence and continuation of a Termination Event. Any audit or visit provided for in this paragraph shall be conducted in accordance with the Collection Agent's rules respecting safety and security on its premises and, as long as no Termination Event has occurred and is continuing, without materially disrupting operations. ARTICLE IX TERMINATION EVENTS SECTION 9.01 Termination Events . The occurrence of any one or more of the following events shall constitute a Termination Event: (a) (i) the Collection Agent shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 9.01(a )), or either the Collection Agent or the Transferor shall fail to observe or perform any term, covenant or agreement on the part of the Collection Agent or the Transferor to be performed under Section 4.01 or Section 4.02 (other than as referred to in clause (ii) of this Section 9.01(a )) 98 70 Redline 70 and, in each case, such failure shall remain unremedied for fifteen (15) days or (ii) either the Collection Agent or the Transferor shall fail to make any payment or deposit to be made by it hereunder when due or either the Collection Agent or the Transferor shall fail to observe or perform any term, covenant or agreement on the part of the Collection Agent or the Transferor to be performed under Section 4.02(b ) hereof; (b) any representation, warranty, certification or statement made by Tech Data or the Transferor in this Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made; (c) (i) the Transferor shall default in the observance or performance of the terms, covenants, conditions or agreements on the Transferor's part to be performed or observed under Section 7.01(b)(v ), Section 7.01(i ), Section 7.01(j ), Section 7.01(k ), Section 7.01(l ), Section 7.01(m ), Section 7.01(n ), Section 7.01(o ), Section 7.02(a ), Section 7.02(c ), Section 7.02(d ), Section 7.02(e ), Section 7.02(f ), Section 7.02(g ), Section 7.02(h ), Section 7.02(i ), Section 7.02(j ) Section 7.02(k ) or Section 7.02(m ) hereof, (ii) the Transferor shall fail to pay any Capital, Interest, Fees or other Obligations when and as required to be paid hereunder within three (3) Business Days after the same becomes due or (iii) the Transferor shall default in the observance or performance of the terms, covenants, conditions or agreements on the Transferor's part to be performed or observed under Section 7.01(b)(i ), Section 7.01(b)(ii ), Section 7.01(b)(iii ), Section 7.01(b)(iv ), Section 7.01(b)(vi ), Section 7.01(c ), Section 7.01(d ), Section 7.01(e ), Section 7.01(f ), Section 7.01(g ), Section 7.01(h ), Section 7.01(p ), Section 7.01(q ), Section 7.02(b ) or Section 7.02(l ) hereof and such failure shall remain unremedied for fifteen (15) days; (d) (i) Tech Data shall default in the observance or performance of the terms, covenants, conditions or agreements on Tech Data's part to be performed or observed under Section 7.03(h ), Section 7.03(i ), Section 7.03(j ), Section 7.03(k ), Section 7.04(a ), Section 7.04(c ), Section 7.04(d ), Section 7.04(e ), Section 7.04(f ), Section 7.04(g ) or Section 7.05 or (ii) Tech Data shall default in the observance or performance of the terms, covenants, conditions or agreements on Tech Data's part to be performed under Section 7.03(a ), Section 7.03(b ), Section 7.03(c ), Section 7.03(d ), Section 7.03(e ), Section 7.03(f ), Section 7.03(g ), Section 7.03(l ), Section 7.03(m ), Section 7.03(n ) or Section 7.04(b ) hereof and such failure shall remain unremedied for fifteen (15) days; (e) the Transferor or Tech Data shall default in the observance or performance of any other term, covenant, condition or agreement on the Transferor's or Tech Data's part to be performed or observed under this Agreement and such default shall continue for thirty (30) days after the earlier of (i) the date that such written notice thereof is given to the Transferor or Tech Data, as applicable, by the Administrative Agent or (ii) the date the Transferor or Tech Data, as applicable, becomes aware of such default; (f) failure of Tech Data or any Subsidiary of Tech Data to pay any Indebtedness greater than $50,000,000 when due; or the default by Tech Data or any Subsidiary of Tech Data in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $50,000,000 was created or is governed, the effect of 98 70 Redline 71 which is to cause, or to permit the holder or holders of such Indebtedness greater than $50,000,000 to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness greater than $50,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; (g) any Event of Bankruptcy shall occur with respect to the Transferor, the Collection Agent, Tech Data or any Subsidiary of either the Transferor or Tech Data; (h) the Administrative Agent, on behalf of the Secured Parties shall, for any reason, fail or cease to have a valid and perfected first priority security interest in the Collateral free and clear of any Adverse Claims; provided , that the existence of De Minimis Tax Liens shall not constitute a Termination Event if such De Minimis Tax Liens are released within ninety (90) days of discovery thereof by the Transferor, any Originator or the Collection Agent; (i) Tech Data shall enter into any transaction or merger whereby it is not the surviving entity; or the Transferor shall no longer be wholly owned by Tech Data; (j) there shall have occurred any material adverse change in the operations of Tech Data since May 31, 2017, or any other event shall have occurred which materially affects Tech Data's ability to either collect the Pool Receivables or to perform under this Agreement or under the Purchase Agreement, or any Originator's ability to perform under the Originator Sale Agreement; (k) a Borrowing Base Deficit shall occur, and shall not have been cured within one (1) full Business Day following the Transferor's or the Collection Agent's actual knowledge or receipt of notice thereof (provided that in such case the Termination Event caused thereby shall be deemed to have occurred at the start of such one (1) full Business Day period); (l) any of the following shall occur: (i) the average Default Ratios for any three consecutive calendar months exceeds 2.50%; (ii) the average Delinquency Ratios for any three consecutive calendar months exceeds 4.75%; or (iii) the average Dilution Ratios for any two consecutive calendar months exceeds 6.00%; (m) a Collection Agent Default shall have occurred and be continuing; or (n) a Purchase Agreement Termination Event shall have occurred. SECTION 9.02 Termination . (a) Upon the occurrence of any Termination Event the Administrative Agent may by notice to the Transferor and the Collection Agent declare the Termination Date to have occurred; provided , however , that in the case of any event described in Section 9.01(g ), Section 9.01(h ), Section 9.01(i ) or Section 9.01(k ) above, the Termination Date 98 70 Redline 72 shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Administrative Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, all of which rights shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 3.01(b ). (b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 9.02(a ), the Interest Rate applicable to the Aggregate Capital for all existing and future Credit Extensions shall be increased to the Default Rate. (c) At any time following the occurrence of a Termination Event, the Administrative Agent may notify any Obligor of the interest of the Administrative Agent (for the benefit of the Secured Parties) in the Receivables and the other Collateral. ARTICLE X THE ADMINISTRATIVE AGENT SECTION 10.01 Authorization and Action . Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Transferor or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law. SECTION 10.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Transferor or the Collection Agent), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any 98 70 Redline 73 of the other Transaction Documents on the part of any other party thereto or to inspect the property (including the books and records) of the Transferor, the Collection Agent, any Originator or any Affiliate thereof; (iv) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall be entitled to rely upon, and shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or e-mail) believed by it to be genuine and signed or sent by the proper party or parties. SECTION 10.03 Administrative Agent and Affiliates . With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Transferor or any Affiliate thereof and any Person who may do business with or own securities of the Transferor or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party. SECTION 10.04 Indemnification of Administrative Agent . Each Bank Investor agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Transferor or any Affiliate thereof), ratably according to the respective Pro Rata Percentage of such Bank Investor, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Bank Investor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. SECTION 10.05 Delegation of Duties . The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. SECTION 10.06 Action or Inaction by Administrative Agent . The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Class Agents or the Majority Class Agents, as the case may be, and assurance of its indemnification by the Bank Investors, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Class Agents or the Majority Class Agents, as the case may be, and such request or direction and any action taken or failure to 98 70 Redline 74 act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Class Agents or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Class Agent, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Class Agents. SECTION 10.07 Notice of Termination Events; Action by Administrative Agent . The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Termination Event or Termination Event unless the Administrative Agent has received notice from any Credit Party or the Transferor stating that a Potential Termination Event or Termination Event has occurred hereunder and describing such Potential Termination Event or Termination Event. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Class Agent, whereupon each Class Agent shall promptly give notice thereof to its respective Class Conduit(s) and Related Bank Investor(s). The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning a Potential Termination Event or Termination Event or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties. SECTION 10.08 Non-Reliance on Administrative Agent and Other Parties . Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Transferor or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transferor, each Originator or the Collection Agent and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning the Transferor, any Originator or the Collection Agent that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates. SECTION 10.09 Successor Administrative Agent . (a) The Administrative Agent may, upon at least thirty (30) days' notice to the Transferor, the Collection Agent and each Class Agent, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Class Agents as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Class Agents, within thirty (30) days after the departing Administrative Agent's giving of notice of resignation, the departing Administrative Agent may, on behalf of the 98 70 Redline 75

Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Class Agents within sixty (60) days after the departing Administrative Agent's giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent. For so long as no Termination Event or Potential Termination Event has occurred and is continuing, the Transferor shall have the right to approve any successor Administrative Agent appointed hereunder, such approval not to be unreasonably withheld or delayed. (b) Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent's resignation hereunder, the provisions of this Article X and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. ARTICLE XI THE CLASS AGENTS SECTION 11.01 Authorization and Action . Each Credit Party that belongs to a Class hereby appoints and authorizes the Class Agent for such Class to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Class Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Class Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Class Agent. No Class Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with the Transferor or any Affiliate thereof, any Class Investor except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Class Agent ever be required to take any action which exposes such Class Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law. SECTION 11.02 Class Agent's Reliance, Etc. No Class Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Class Agent under or in connection with this Agreement or any other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Class Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Transferor or the Collection Agent), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the 98 70 Redline 76 performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any other party thereto or to inspect the property (including the books and records) of the Transferor, the Collection Agent, any Originator or any Affiliate thereof; (iv) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall be entitled to rely upon, and shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or e-mail) believed by it to be genuine and signed or sent by the proper party or parties. SECTION 11.03 Class Agent and Affiliates . With respect to any Credit Extension or interests therein owned by any Credit Party that is also a Class Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Class Investor and may exercise the same as though it were not a Class Agent. A Class Agent and any of its Affiliates may generally engage in any kind of business with the Transferor or any Affiliate thereof and any Person who may do business with or own securities of the Transferor or any Affiliate thereof or any of their respective Affiliates, all as if such Class Agent were not a Class Agent hereunder and without any duty to account therefor to any other Secured Party. SECTION 11.04 Indemnification of Class Agents . Each Bank Investor in any Class agrees to indemnify the Class Agent for such Class (to the extent not reimbursed by the Transferor or any Affiliate thereof), ratably according to the proportion of the Pro Rata Percentage of such Bank Investor to the aggregate Pro Rata Percentages of all Bank Investors in such Class, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Class Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Class Agent under this Agreement or any other Transaction Document; provided that no Bank Investor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Class Agent's gross negligence or willful misconduct. SECTION 11.05 Delegation of Duties . Each Class Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Class Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. SECTION 11.06 Notice of Termination Events . No Class Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Termination Event or Termination Event unless such Class Agent has received notice from the Administrative Agent, any other Class Agent, any other Credit Party, the Collection Agent or the Transferor stating that a Potential Termination Event or Termination Event has occurred hereunder and describing such Potential Termination Event or Termination Event. If a Class Agent receives such a notice, it shall promptly give notice thereof to the Credit Parties in its Class and to the Administrative 98 70 Redline 77

Agent (but only if such notice received by such Class Agent was not sent by the Administrative Agent). A Class Agent may take such action concerning a Potential Termination Event or Termination Event as may be directed by Bank Investors in its Class representing a majority of the Commitments in such Class (subject to the other provisions of this Article XI), but until such Class Agent receives such directions, such Class Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Class Agent deems advisable and in the best interests of the Class Conduits and Bank Investors in its Class. SECTION 11.07 Non-Reliance on Class Agent and Other Parties . Each Credit Party expressly acknowledges that neither the Class Agent for its Class nor any of such Class Agent's directors, officers, agents or employees has made any representations or warranties to it and that no act by such Class Agent hereafter taken, including any review of the affairs of the Transferor or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Class Agent. Each Credit Party represents and warrants to the Class Agent for its Class that, independently and without reliance upon such Class Agent, any other Class Agent, the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transferor or any Affiliate thereof and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Class Agent to any Credit Party in its Class, no Class Agent shall have any duty or responsibility to provide any Credit Party in its Class with any information concerning the Transferor or any Affiliate thereof that comes into the possession of such Class Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates. SECTION 11.08 Successor Class Agent . Any Class Agent may, upon at least thirty (30) days' notice to the Administrative Agent, the Transferor, the Collection Agent and the Credit Parties in its Class, resign as Class Agent for its Class. Such resignation shall not become effective until a successor Class Agent is appointed by the Class Investor(s) in such Class. Upon such acceptance of its appointment as Class Agent for such Class hereunder by a successor Class Agent, such successor Class Agent shall succeed to and become vested with all the rights and duties of the resigning Class Agent, and the resigning Class Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Class Agent's resignation hereunder, the provisions of this Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Class Agent. SECTION 11.09 Reliance on Class Agent . Unless otherwise advised in writing by a Class Agent or by any Credit Party in such Class Agent's Class, each party to this Agreement may assume that (i) such Class Agent is acting for the benefit and on behalf of each of the Credit Parties in its Class, as well as for the benefit of each assignee or other transferee from any such Person and (ii) each action taken by such Class Agent has been duly authorized and approved by all necessary action on the part of the Credit Parties in its Class. 98 70 Redline 78

ARTICLE XII INDEMNIFICATION; EXPENSES; RELATED MATTERS SECTION 12.01 Indemnities by the Transferor . (a) Without limiting any other rights which the Administrative Agent or any of the Class Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Class Agent, each Class Investor, the Administrative Agent, any Program Support Provider and any related commercial paper issuer that finances a Class Conduit and any successors and any permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Part ies ") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amount s") awarded against or incurred by any of them arising out of or as a result of this Agreement or the use of proceeds of any Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Pool Receivables or (iii) claims or losses arising from Credit Risk Losses. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from: (i) reliance on any representation or warranty made by the Transferor (or any officers of the Transferor) under or in connection with this Agreement, any Periodic Report or any other information or report delivered by the Transferor pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made; (ii) the failure by the Transferor to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such Applicable Law; (iii) the failure to maintain a first priority perfected security interest in favor of the Administrative Agent on behalf of the Secured Parties in the Collateral, free and clear of any Adverse Claim; (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Collateral; (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of any Pool Obligor to the payment of any Pool Receivable included in the Collateral (including, without limitation, a defense based on such Pool Receivable or the 98 70 Redline 79 related Contract not being legal, valid and binding obligation of such Pool Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Pool Receivable or the furnishing or failure to furnish such merchandise or services; (vi) any failure of Tech Data, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VIII; or (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Pool Receivable; provided , however , that if any Class Conduit enters into agreements for the extension of credit against receivables from one or more Other Transferors, such Class Conduit shall allocate such Indemnified Amounts which are incurred in connection with any type of credit support provided by a Program Support Provider to the Transferor and each Other Transferor. (b) All amounts owed by the Transferor under this Section 12.01 shall be paid by the Transferor, in accordance with Section 3.01(b ), beginning on the Settlement Date following the calendar month during which the Transferor and the Administrative Agent have received written demand of the related Indemnified Amounts from the Class Agent related to the Indemnified Party or its Class Agent on its behalf. Any indemnification or contribution under this Section shall survive any assignment or termination of this Agreement. 98 70 Redline 80

SECTION 12.02 Indemnification by the Collection Agent . (a) Without limiting any other rights which the Administrative Agent or any of the Class Agents or Class Investors or the other Indemnified Parties may have hereunder or under Applicable Law, Tech Data hereby agrees to indemnify the Indemnified Parties from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly) (a) the failure of any information contained in any Periodic Report (to the extent provided or prepared by Tech Data) to be true and correct, or the failure of any other information provided to any Indemnified Party by, or on behalf of, the Collection Agent to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by Tech Data (or any of its officers) under or in connection with this Agreement or any other Transaction Document to have been true and correct as of the date made or deemed made, (c) the failure by Tech Data to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the applicable Pool Obligor to the payment of any Pool Receivable resulting from or related to the collection activities in respect of such Pool Receivable, or (e) any failure of Tech Data to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document. (b) All amounts owed by the Collection Agent under this Section 12.02 shall be payable on demand. Any indemnification or contribution under this Section shall survive any assignment or termination of this Agreement. SECTION 12.03 Increased Costs . (a) Increased Costs Generally . If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Person (except any reserve requirement reflected in any Eurodollar Rate); (ii) subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) clauses (b) through (d) of Excluded Taxes and (C) Connection Income Taxes) on its loans, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Affected Person or the London interbank market any other condition, cost or expense (other than Taxes) affecting the Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, or any Loan made by, or supported by, such Affected Person or any letter of credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent, a Class Agent or a Class Investor hereunder or as a Program Support Provider with respect to a Class Investor for the transactions contemplated hereby or (B) 98 70 Redline 81 making, converting to, continuing, funding or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Affected Person hereunder (whether of principal, interest or otherwise), then, beginning on the Settlement Date following the calendar month during which the Transferor received written demand therefor, the Transferor will pay to such Affected Person, in accordance with Section 3.01(b ), such additional amount or amounts as will compensate such Affected Person for such additional costs or expenses incurred or reduction suffered. (b) Capital Requirements . If any Affected Person determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Person's capital as a consequence of this Agreement, or the Commitments of, or the Loans made or supported by, such Affected Person, in each case to a level below that which such Affected Person could have achieved but for such Change in Law (taking into consideration such Affected Person's policies with respect to capital adequacy and liquidity), then, beginning on the Settlement Date following the calendar month during which the Transferor received written request therefor, setting forth in reasonable detail the calculation of such reduced rate of return, the Transferor will pay to such Affected Person, in accordance with Section 3.01(b ), such additional amount or amounts as will compensate such Affected Person for any such reduction suffered; provided , that such amounts shall only be payable by the Transferor to such Affected Person so long as (a) such Affected Person is charging such amounts to similarly situated borrowers or (b) an Official Body has indicated to the Affected Person that the Commitments of, or the Loans made or supported by, such Affected Person, or other similar transactions are, subject to such Change in Law. (c) Certificates for Reimbursement . A certificate of a Class Agent on behalf of the related Affected Person setting forth the amount or amounts necessary to compensate such Affected Person as specified in clause (a) or (b) of this Section and delivered to the Transferor shall be conclusive absent manifest error; provided, that the Affected Person or the Class Agent, as applicable, shall have prepared such certificate with due care and in good faith and that such certificate sets forth in reasonable detail the basis and calculation of such amounts. The Transferor shall pay such Affected Person the amount shown as due on any such certificate on the Settlement Date following its receipt thereof in accordance with Section 3.01(b ). (d) Delay in Requests . Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person's right to demand such compensation; provided that the Transferor shall not be required to compensate an Affected Person pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than nine (9) months prior to the date that such Affected Person (or its related Class Agent or Class Investor on its behalf) notifies the Transferor of the Change in Law giving rise to such increased costs or expenses or reductions and of such Affected Person's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the nine- month period referred to above shall be extended to include the period of retroactive effect thereof. 98 70 Redline 82

SECTION 12.04 Taxes . (a) Withholding of Taxes; Gross-Up . Each payment by the Transferor under this Agreement or any other Transaction Document to any Affected Person shall be made without deduction or withholding for any Taxes, except as required by Applicable Law imposed by an Official Body. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount of deducted or withheld Taxes to the relevant Official Body in accordance with Applicable Law. If any such Tax is an Indemnified Tax, then the amount payable by the Transferor shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional amounts payable under this Section), the applicable Affected Person receives an amount equal to the amount it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Transferor . The Transferor shall timely pay or cause to be paid any Other Taxes to the relevant Official Body in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes imposed by an Official Body. (c) Evidence of Payments . As soon as practicable after any payment of Taxes by or on behalf of the Transferor to an Official Body pursuant to this Section 12.04, the Transferor shall deliver to the Administrative Agent and each applicable Class Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and the applicable Class Agent. (d) Indemnification by the Transferor . The Transferor shall indemnify each Affected Person receiving any payment under any Transaction Document for any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts paid or payable under this paragraph) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. The indemnity under this paragraph shall be paid by the Transferor beginning on the Settlement Date following the calendar month during which the Transferor receives a certificate from the related Class Agent of such Affected Person (with a copy to the Administrative Agent) stating the amount of any Indemnified Taxes so paid or payable by such Affected Person and describing in reasonable detail the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. (e) Indemnification of the Administrative Agent by Affected Persons . Each Class Agent Bank Investor shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor (i) for any Taxes attributable to such Class Agent, such Bank Investor or their related Affected Persons (but, in the case of any Indemnified Taxes, only to the extent 98 70 Redline 83 that the Transferor has not already indemnified (or is not already scheduled to indemnify) the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Transferor to do so), (ii) any Taxes attributable to the failure of such Class Agent, such Bank Investor or their related Affected Persons to comply with Section 13.03(g ) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Class Agent, such Bank Investor or their related Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Class Agent by the Administrative Agent shall be conclusive absent manifest error. Each Class Agent and each Class Investor, on behalf of themselves and their related Affected Persons hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Affected Persons from any other source against any amount due to the Administrative Agent under this paragraph (e) . (f) Status of Affected Persons . (i) Any Affected Person that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Transaction Document shall deliver to each Withholding Agent, on or prior to the Amendment Date and (so long as it remains eligible to do so) at the time or times reasonably requested by such Withholding Agent, such properly completed and executed documentation reasonably requested by such Withholding Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Affected Person receiving any payment under any Transaction Document, if reasonably requested by any Withholding Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Withholding Agent as will enable such Withholding Agent to determine whether or not such Affected Person is subject to any backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A) through (E) of this paragraph (g)(ii) below) shall not be required if in such Affected Person's reasonable judgment such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person. Upon the reasonable request of any Withholding Agent, an Affected Person shall update any form or certification previously delivered pursuant to this Section 12.04(f ). If any form or certification previously delivered pursuant to this Section 12.04(f ) expires or becomes obsolete or inaccurate in any respect with respect to any Affected Person, such Affected Person shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify each Withholding Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Notwithstanding any other provision of this paragraph, a Withholding Agent shall not be required to deliver any form pursuant to this paragraph that it is not legally able to deliver. 98 70 Redline 84

(ii) Without limiting the generality of the foregoing, each Affected Person receiving any payment under any Transaction Document shall, if it is legally eligible to do so, deliver to each Withholding Agent (in such number of copies as is reasonably requested by such Withholding Agent) on or prior to the date on which such Affected Person becomes a party hereto (or if not a party hereto, on or prior to the date on which it would, contingently or otherwise, become entitled to any payments hereunder) and from time to time thereafter upon the reasonable request of the Transferor or the Administrative Agent, duly completed and executed copies of whichever of the following is applicable: (A) in the case of an Affected Person that is a U.S. Person, IRS Form W-9 certifying that such Class Investor is exempt from U.S. Federal backup withholding tax; (B) in the case of an Affected Person that is a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty; (C) in the case of an Affected Person that is a Foreign Lender for which payments under this Agreement constitute income that is effectively connected with such Affected Person's conduct of a trade or business in the United States of America, IRS Form W-8ECI; (D) in the case of an Affected Person that is a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (1) IRS Form W -8BEN-E and (2) a certificate to the effect that such Affected Person is not (x) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (y) a "10 percent shareholder" of the Transferor within the meaning of Section 881(c)(3)(B) of the Code or (z) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (each, a "U.S. Tax Compliance Certificate "); (E) in the case of an Affected Person that is a Foreign Lender and is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Class Investor), (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A) , (B) , (C) , (D) and (F) of this paragraph (g)(ii) that would be required of each such beneficial owner, partner of such partnership or participant if such beneficial owner, partner or participant were a Class 98 70 Redline 85

Investor; provided that if such Class Investor is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Class Investor may provide a U.S. Tax Compliance Certificate on behalf of such partners; or (F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax, together with such supplementary documentation as shall be necessary to enable each Withholding Agent to determine the amount of Tax (if any) required by Applicable Law to be withheld. (iii) If a payment received by an Affected Person under any Transaction Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to any Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by such Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Withholding Agent as may be necessary for such Withholding Agent to comply with its obligations under FATCA, to determine that such Affected Person has or has not complied with such Affected Person's obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f)(iii) , "FATCA" shall include any and all amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with FATCA. (g) Treatment of Certain Refunds . If any Affected Person determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such Affected Person and without interest (other than any interest paid by the relevant Official Body with respect to such refund). In the event such Affected Person is required to repay such refund to the relevant Official Body, such indemnifying party shall repay to such Affected Person, upon the request of the related Class Agent on behalf of such Affected Person (or in the event such indemnifying party is the Transferor, in accordance with Section 3.01(b ) beginning on the Settlement Date following the calendar month during which the Transferor has received such request), the amount of the refund paid by such Affected Person to such indemnifying party pursuant to the prior sentence (plus any penalties, interest or other charges imposed by the relevant Official Body). Notwithstanding anything to the contrary in this paragraph, in no event will any Affected Person be required to pay any amount to any indemnifying party pursuant to this paragraph if such payment would place such Affected Person in a less favorable position (on a net after-Tax 98 70 Redline 86 basis) than such Affected Person would have been in the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Affected Person to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) Survival . Each party's obligations under this Section 12.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Credit Party, the termination of the Commitments and the repayment, satisfaction or discharge of all the Obligations and the Collection Agent's obligations hereunder. (i) Intended Tax Treatment . Notwithstanding anything to the contrary herein or in any other Transaction Document, all parties to this Agreement covenant and agree to treat each Loan under this Agreement as debt (and all Interest as interest) for all federal, state, local and franchise tax purposes and agree not to take any position on any tax return inconsistent with the foregoing. (j) References to Applicable Law . All references to Applicable Law in this Section 12.04 shall be deemed to include FATCA. SECTION 12.05 Replacement Persons . If (i) the Transferor receives a claim for reimbursement or compensation under Section 12.03 by any Class Investor or any other Affected Person relating to a Class Investor, or if the Transferor is required to pay any Indemnified Taxes or additional amounts to any Class Investor or any Official Body for the account of any Class Investor pursuant to Section 12.04 and, in each case, payment thereof is not waived by such Class Investor or Affected Person, as applicable, (ii) any Class Investor becomes a Defaulting Lender or (iii) any Class Investor becomes a Non-Extending Lender, then the Transferor may, at its sole expense and effort, upon notice to such Class Investor and the Administrative Agent, require such Class Investor to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.03), all of its interests, rights (other than its existing rights to reimbursement, indemnification or other payments pursuant to this Article XII) and obligations under this Agreement and the related Transaction Documents to an assignee pursuant to Section 13.03 that shall assume such obligations (which assignee may be another Class Investor, if a Class Investor accepts such assignment); provided that: (a) the Transferor shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.03; (b) such Class Investor shall have received payment of an amount equal to the outstanding principal of its Capital, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Transferor (in the case of all other amounts); 98 70 Redline 87

(c) in the case of any such assignment resulting from a claim for compensation under Section 12.03 or payments required to be made pursuant to Section 12.04, such assignment will result in a reduction in such compensation or payments thereafter; (d) such assignment does not conflict with Applicable Law; and (e) in the case of any assignment resulting from a Class Investor becoming a Non-Extending Lender, the applicable assignee shall have consented to the applicable extension of the Scheduled Termination Date. A Class Investor shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Class Investor or otherwise, the circumstances entitling the Transferor to require such assignment and delegation cease to apply. SECTION 12.06 Costs and Expenses . In addition to the rights of indemnification granted under Section 12.01 hereof, the Transferor agrees to pay (or if applicable, reimburse), in accordance with Section 3.01(b ) beginning on the Settlement Date following the calendar month during which the Transferor has received written demand therefor, all reasonable out of pocket expenses (including, without limitation, attorneys', accountants', rating agencies', and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of any Credit Party) or intangible, documentary or recording taxes incurred by or on behalf of any of the Credit Parties (i) in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including the perfection or protection of the security interest granted hereunder) and (ii) from time to time (A) relating to any amendments, waivers or consents under this Agreement or the other Transaction Documents, (B) arising in connection with any Credit Party's enforcement or preservation of rights (including the perfection and protection of the security interest granted hereunder), or (C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents. ARTICLE XIII MISCELLANEOUS SECTION 13.01 Amendments, Etc. (a) No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. (b) Except as set forth below, no amendment or waiver of any provision of this Agreement or consent to any departure by any party from any such provision shall be effective unless in writing and signed by the Transferor, the Administrative Agent, each Class 98 70 Redline 88

Conduit (so long as such Class Conduit holds any Capital) and the Majority Class Agents, and each waiver or consent granted hereunder shall be effective only in the specific instance and for the specific purpose for which given; provided , that: (i) no such amendment or waiver shall, without the prior written consent of all Bank Investors (including any Defaulting Lender), amend, modify or waive any provision of this Agreement in any way which would reduce or impair Collections or the repayment of its Capital, Interest, Fees or other fees payable hereunder to the Bank Investors; or (ii) no such amendment or waiver shall, without the prior written consent of each Bank Investor (including any Defaulting Lender) directly affected thereby, amend, modify or waive any provision of this Agreement in any way which would: (A) increase the Servicing Fees (other than as permitted pursuant to Section 8.06(b )); (B) modify any provision of this Agreement, the Purchase Agreement or the Originator Sale Agreement relating to the timing of payments required to be made by the Transferor, the Seller or any Originator, as applicable, or the application of the proceeds of such payments; (C) permit the appointment of any Person (other than the Administrative Agent) as successor Collection Agent; or (D) release any Collateral from the lien provided by this Agreement (other than as expressly contemplated herein). In addition, this Agreement may be amended: (x) by the Administrative Agent, the Transferor, the Collection Agent and the Class Investors and the Class Agent of the applicable Class to (A) increase the Commitment of such Class (and correspondingly increase the Facility Limit), (B) add a Class, (C) add a Related Class Conduit or a Related Bank Investor for such Class or (D) any combination of the foregoing; and (y) by the Administrative Agent, with notice to the Transferor, the Collection Agent and the Class Agents, to update Schedule I hereto to reflect any of the amendments contemplated in the preceding clause (x) , the effects of any assignment in accordance with Section 13.03(e ) or the effects of any reduction in Commitments pursuant to Section 2.04(b ). SECTION 13.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and e-mail communication) and delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or e-mail shall be 98 70 Redline 89 effective when sent, and notices and communications sent by other means shall be effective when received. SECTION 13.03 Assignments . (a) Assignment by Class Conduits . Each Class Conduit may assign all or any portion of its rights hereunder (including, without limitation, all or any portion of its Loans), with notice to the Administrative Agent: (i) to any Program Support Provider of such Class Conduit, any related commercial paper issuer, or any trustee of such Class Conduit or any related commercial paper issuer, in each case without the consent of any other party; (ii) to any other Class Investor with prior notice to the Transferor but without the consent of any other party; or (iii) to any other Person, with the prior written consent of the Transferor (such consent not to be unreasonably withheld, conditioned or delayed; provided , however , that such consent shall not be required if a Termination Event or Potential Termination Event has occurred and is continuing), and the prior written consent of the Administrative Agent. (b) Assignment by Bank Investors . Each Bank Investor may assign to any Person all or a portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitment or its Loans), with notice to the Administrative Agent; provided , however that (i) except for an assignment by a Bank Investor to either an Affiliate of such Bank Investor or any other Bank Investor, each such assignment shall require the prior written consent of the Transferor (such consent not to be unreasonably withheld, conditioned or delayed; provided , however , that such consent shall not be required if a Termination Event or a Potential Termination Event has occurred and is continuing) and the prior written consent of the Administrative Agent; (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement; (iii) the portion of the Commitment being assigned pursuant to each such assignment shall not be less than the lesser of (A) $10,000,000 and (B) all of the assigning Bank Investor's Commitment; and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a 98 70 Redline 90 party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Bank Investor hereunder and (y) the assigning Bank Investor shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Bank Investor's rights and obligations under this Agreement, such Bank Investor shall cease to be a party hereto). (c) Assignment by Class Agents . Each Class Agent may assign its rights and obligations hereunder, with notice to the Administrative Agent: (i) to any of its Affiliates, (ii) to an assignee Class Agent in connection with the assignment of all rights and obligations associated with such Class Agent's Class pursuant to Sections 13.03(b) and, if applicable Section 13.03(a ) and (iii) to any other Person, with the prior written consent of the Transferor (such consent not to be unreasonably withheld, conditioned or delayed; provided , however , that such consent shall not be required if a Termination Event or Potential Termination Event has occurred and is continuing), and the prior written consent of the Administrative Agent. (d) Register . The Administrative Agent shall, acting solely for this purpose as an agent of the Transferor, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Bank Investors and the Class Conduits, the Commitment of each Bank Investor and the aggregate outstanding Capital (and stated interest) of the Loans of each Class Conduit and Bank Investor from time to time (the "Register "). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Transferor, the Collection Agent, the Administrative Agent, the Class Agents, and the other Credit Parties shall treat each Person whose name is recorded in the Register as a Bank Investor or Class Conduit, as the case may be, under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Transferor, the Collection Agent, any Class Agent, any Class Conduit or any Bank Investor at any reasonable time and from time to time upon reasonable prior notice. (e) Procedure . Following any assignment effected pursuant to Sections 13.03(a) through (c ), the Administrative Agent shall, promptly following its receipt of all necessary information: (i) reflect the effect of such assignment in the Register; and (ii) give notice thereof to the Transferor, the Collection Agent and each Class Agent, together with an updated Schedule I reflecting the effect of such assignment, and if applicable, any changes in the Maximum Commitments among the parties to the related Assignment and Acceptance Agreement. (f) Participations . Each Bank Investor may sell participations to one or more participants (each, a "Participant ") in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the interests in the Loans owned by it); provided , however , that: 98 70 Redline 91

(i) such Bank Investor's obligations under this Agreement (including, without limitation, its Commitment to the Transferor hereunder) shall remain unchanged; (ii) such Bank Investor shall remain solely responsible to the other parties to this Agreement for the performance of such obligations; (iii) the Transferor, the Collection Agent and each Credit Party shall continue to deal solely and directly with such Bank Investor in connection with such Bank Investor's rights and obligations under this Agreement; (iv) such Participant shall be entitled to the benefits of Section 12.04(a ) but to no greater amount than the participating Class Investor would have been entitled to receive; provided , that such Participant agrees to be subject to the provisions of Section 12.05 as if it were an assignee under Section 13.03, and such Participant will provide such Class Investor with the applicable tax forms that it would have been required to provide under Section 12.04(f ) if it were a Class Investor hereunder; and (v) any agreement or instrument pursuant to which such Bank Investor sells such a participation shall provide that such Bank Investor shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Transaction Document (except that such agreement or instrument may provide that such Bank Investor will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 13.01(b ) that affects such Participant). (g) Participant Register . Each Bank Investor that sells a participation shall, acting solely for this purpose as an agent of the Transferor, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the "Participant Register "); provided that no Bank Investor shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank Investor shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (h) Assignment by the Administrative Agent . The Administrative Agent may assign its rights and obligations hereunder (i) to any of its Affiliates and (ii) to any other Person, with the prior written consent of the Transferor (such consent not to be unreasonably withheld, 98 70 Redline 92 conditioned or delayed; provided , however , that such consent shall not be required if a Termination Event or Potential Termination Event has occurred and is continuing). (i) Assignments by the Transferor or the Collection Agent . Neither the Transferor nor, except as provided in Section 8.01, the Collection Agent may assign any of its respective rights or obligations hereunder or any interest therein without the prior written consent of the Administrative Agent and each Class Agent (such consent to be provided or withheld in the sole discretion of such Person). (j) Pledge to a Federal Reserve Bank . Notwithstanding anything to the contrary set forth herein, (i) any Class Investor, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Transferor, the Collection Agent, any Affiliate thereof or any Credit Party; provided , however , that that no such pledge shall relieve such assignor of its obligations under this Agreement. (k) Disclosures in Connection with Assignments . Each assignor of a Loan or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Transferor and its Affiliates, including the Pool Receivables, furnished to such assignor by or on behalf of the Transferor and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Transferor and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 13.05 and 13.06. SECTION 13.04 No Proceedings; Limitation on Payments. (a) Each of the Transferor, the Administrative Agent, the Collection Agent, each Class Agent and each Class Investor hereby covenants and agrees (and each other Person who acquires any interest in a Loan shall be deemed to have covenanted and agreed) with each Class Conduit and with each other that, until the date that is one (1) year plus one day after the Commercial Paper or other outstanding senior indebtedness of such Class Conduit have been paid in full, it will not institute or cause or participate in the institution of any Event of Bankruptcy against such Class Conduit. (b) Each of the Collection Agent, each Class Agent (other than the Administrative Agent) and each Class Investor hereby covenants and agrees (and each other Person who acquires any interest in a Loan shall be deemed to have covenanted and agreed) with the Transferor and with each other that, until the date that is one (1) year plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any Event of Bankruptcy against the Transferor. The Administrative Agent hereby covenants and agrees that, until the date that is one (1) year plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any Event of Bankruptcy against the Transferor without the consent of the Majority Class Agents. 98 70 Redline 93

(c) Notwithstanding any provisions contained in this Agreement to the contrary, a Class Conduit shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Class Conduit has received funds which may be used to make such payment and which funds are not required to repay such Class Conduit's Commercial Paper when due and (ii) after giving effect to such payment, either (x) such Class Conduit could issue Commercial Paper to refinance all of its outstanding Commercial Paper (assuming such outstanding Commercial Paper matured at such time) in accordance with the program documents governing such Class Conduit's securitization program or (y) all of such Class Conduit's Commercial Paper is paid in full. Any amount which any Class Conduit does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Class Conduit for any such insufficiency unless and until such Class Conduit satisfies the provisions of clauses (i) and (ii) above. Nothing in this Section 13.04 shall limit or subordinate the right of the Transferor to receive or make a claim for the remaining balance of any Collections in accordance with Section 3.01(b ). The provisions of this Section 13.04 shall survive any assignment or termination of this Agreement. SECTION 13.05 Treatment of Certain Information; Confidentiality . Each of the Administrative Agent, the Class Investors and the Class Agents agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) among the Administrative Agent and the Bank Investors only, and in respect of Information relating to the Collection Agent's servicing hereunder and the Receivables (including information relating to defaults, delinquencies, collection, payment and/or liquidation rates and concentrations), to any party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any potential Bank Investor, any related commercial paper issuer that finances a Class Conduit or any related Program Support Provider, (g) solely in respect of Information relating to the Collection Agent's servicing hereunder and the Receivables (including information relating to defaults, delinquencies, collection, payment and/or liquidation rates and concentrations), to any nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction), (h) with the consent of the Collection Agent or the Transferor or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes 98 70 Redline 94 available to the Administrative Agent, any Class Investor, Class Agent or any of their respective Affiliates on a nonconfidential basis from a source other than the Collection Agent or the Transferor. For purposes of this Section, "Information " means all information clearly identified at the time of delivery as confidential and received from the Collection Agent or the Transferor relating to the Collection Agent or the Transferor or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Class Investor or Class Agent on a nonconfidential basis prior to disclosure by the Collection Agent or the Transferor. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Class Investors and the Class Agents acknowledges that (a) the Information may include material non-public information concerning the Collection Agent or the Transferor, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including Federal and state securities Laws. SECTION 13.06 Confidentiality Agreement . The Transferor and Tech Data hereby agree that they will not disclose the contents of this Agreement or any other proprietary or confidential information of any Class Agent, the Class Conduits, the Administrative Agent, any Bank Investor or any related Program Support Provider to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction. Notwithstanding Section 13.05, this Section 13.06 or any provision in this Agreement to the contrary, the Transferor, the Collection Agent, Tech Data, each Class Investor, each Class Agent, the Administrative Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions. SECTION 13.07 GOVERNING LAW . THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF 98 70 Redline 95

THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). SECTION 13.08 Execution in Counterparts . This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. SECTION 13.09 Integration; Binding Effect; Third-Party Beneficiaries; Survival of Termination . This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Secured Parties are express third-party beneficiaries hereunder; provided , that the rights of each such third-party beneficiary shall be subject to the compliance by such third-party beneficiary with the provisions of the Transaction Documents (including, to the extent applicable, the provisions of Section 12.04(f ) and Section 12.05 of this Agreement) that relate to such rights. No other third-party beneficiary rights are intended or conferred hereunder. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided , however , that the provisions of Sections 10.04, 10.06, 11.04, 12.01, 12.02, 12.03 , 12.04, 12.05, 12.06, 13.04, 13.05, 13.06, 13.07, 13.09, 13.11 and 13.12 shall survive any assignment or termination of this Agreement. SECTION 13.10 CONSENT TO JURISDICTION . (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. (b) EACH OF THE PARTIES HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 13.02. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF 98 70 Redline 96

ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. SECTION 13.11 WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. SECTION 13.12 Limitation of Liability . (a) No claim may be made by the Transferor or any Affiliate thereof or any other Person against any Credit Party or any of their respective incorporators, stockholders, members, partners or Related Parties of any such Person or those of any of their Affiliates for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Transferor and the Collection Agent hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Transferor or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Transferor or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Transferor or any Affiliate thereof result from the gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party. (b) The obligations of each of the parties under this Agreement and each of the Transaction Documents are solely the corporate or limited liability company obligations of such Person, and no recourse shall be had against, and no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, member, partner or Related Party of any such Person or those of any of their Affiliates by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise, and any and all personal liability for breaches by any such Person of such obligations, either at common law or at equity, or by statute, rule or regulation, is hereby expressly waived with respect to every such incorporator, stockholder, member, partner or Related Party as a condition of and in consideration for the execution of this Agreement. SECTION 13.13 Intent of the Parties . The parties have entered into this Agreement with the intention that the Loans and the obligations of the Transferor hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the "Intended Tax Treatment "). The Transferor, the Collection Agent, the Administrative Agent and the other Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax 98 70 Redline 97

Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Loan, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence. SECTION 13.14 USA Patriot Act . Each of the Administrative Agent and each of the other Credit Parties hereby notifies the Transferor and the Collection Agent that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "PATRIOT Act "), the Administrative Agent and the other Credit Parties may be required to obtain, verify and record information that identifies the Transferor and the Collection Agent, which information includes the name, address, tax identification number and other information regarding the Transferor and the Collection Agent that will allow the Administrative Agent and the other Credit Parties to identify the Transferor and the Collection Agent in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Transferor and the Collection Agent agrees to provide the Administrative Agent and each other Credit Parties, from time to time, with all documentation and other information required by bank regulatory authorities under "know your customer" and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act. SECTION 13.15 Severability . Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 13.16 Mutual Negotiations . This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party's involvement in the drafting thereof. SECTION 13.17 Acknowledgment and Consent to Bail-In of EEA Financial Institutions . Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: 98 70 Redline 98

(i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority. (c) The following additional defined terms shall apply for purposes of this Section 13.17: (i) "Bail-In Action " means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. (ii) "Bail-In Legislation " means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. (iii) "EEA Financial Institution " means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent; (iv) "EEA Member Country " means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. (v) "EEA Resolution Authority " means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. (vi) "EU Bail-In Legislation Schedule " means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. (vii) "Write-Down and Conversion Powers " means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable 98 70 Redline 99

EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. [Signature Pages Follow] 98 70 Redline 100

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. TECH DATA FINANCE SPV, INC. , as Transferor By: Name: Title: TECH DATA CORPORATION , as Collection Agent By: Name: Title: Amended and Restated S-1 Transfer and Adminsitration Agreement Redline 1

THE BANK OF NOVA SCOTIA , as Administrative Agent By: Name: Title: THE BANK OF NOVA SCOTIA , as Class Agent for the Scotia Bank Class By: Name: Title: THE BANK OF NOVA SCOTIA , as a Bank Investor for the Scotia Bank Class By: Name: Title: LIBERTY STREET FUNDING LLC , as Class Conduit for the Scotia Bank Class By: Name: Title: Amended and Restated S-2 Transfer and Adminsitration Agreement Redline 2

PNC BANK, NATIONAL ASSOCIATION , as Class Agent for the PNC Class By: Name: Title: PNC BANK, NATIONAL ASSOCIATION , as a Bank Investor for the PNC Class By: Name: Title: Amended and Restated S-3 Transfer and Adminsitration Agreement Redline 3

THE MUFG BANK OF TOKYO-MITSUBISHI UFJ , LTD. , NEW YORK BRANCH , as a Bank Investor for the BTMU MUFG Class By: Name: Title: THE MUFG BANK OF TOKYO-MITSUBISHI UFJ , LTD. , NEW YORK BRANCH , as a Class Agent for the BTMU MUFG Class By: Name: Title: VICTORY RECEIVABLES CORPORATION , as a Class Conduit of the BTMU MUFG Class By: Name: Title: Amended and Restated S-4 Transfer and Adminsitration Agreement Redline 4

MIZUHO BANK, LTD. , as Class Agent for the Mizuho Class By: Name: Title: MIZUHO BANK, LTD. , as a Bank Investor for the Mizuho Class By: Name: Title: Amended and Restated S-5 Transfer and Adminsitration Agreement Redline 5

BNP PARIBAS , as Class Agent for the BNP Class By: Name: Title: By: Name: Title: BNP PARIBAS , as a Bank Investor for the BNP Class By: Name: Title: By: Name: Title: STARBIRD FUNDING CORPORATION , as a Class Conduit of the BNP Class By: Name: Title: Amended and Restated S-6 Transfer and Adminsitration Agreement Redline 6

EXHIBIT A [Form of Loan Request] [Letterhead of Transferor] [Date] [Administrative Agent] [Class Agents] Re: Loan Request Ladies and Gentlemen: Reference is hereby made to that certain Amended and Restated Transfer and Administration Agreement, dated as of [____], 2017 among Tech Data Finance SPV, Inc. (the "Transferor "), Tech Data Corporation, as Collection Agent (the "Collection Agent "), the Class Investors party thereto, the Class Agents party thereto and The Bank of Nova Scotia, as Administrative Agent (in such capacity, the "Administrative Agent ") (as further amended, supplemented or otherwise modified from time to time, the "Agreement "). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement. This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Transferor hereby request a Loan in the amount of [$_______] to be made on [_____, 20__] of which will be funded as follows: CLASS AMOUNT Scotia Bank Class $[___] BTMU MUFG Class $[___] PNC Class $[___] Mizuho Class $[___] BNP Class $[___] The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$_______]. Exhibit A-1 Redline 1

The Transferor hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows: (i) the representations and warranties of the Transferor and the Collection Agent contained in Sections 6.01 and 6.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; (ii) no Termination Event or Potential Termination Event has occurred and is continuing, and no Termination Event or Potential Termination Event would result from such Credit Extension; (iii) no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension; and (iv) No Termination Date shall have occurred. Exhibit A-2 Redline 2

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written. Very truly yours, TECH DATA FINANCE SPV, INC. By: Name: Title: Exhibit A-3 Redline 3

EXHIBIT B [Form of Assignment and Acceptance Agreement] Dated as of ___________, 20__ Section 1 . Commitment assigned: $[_____] Assignor's remaining Commitment: $[_____] Capital allocable to Commitment assigned: $[_____] Assignor's remaining Capital: $[_____] Interest (if any) allocable to Capital assigned: $[_____] Interest (if any) allocable to Assignor's remaining Capital: $[_____] Section 2. Effective Date of this Assignment and Acceptance Agreement: [__________] Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 13.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Bank Investor under that certain Amended and Restated Transfer and Administration Agreement, dated as of [____], 2017 among Tech Data Finance SPV, Inc., Tech Data Corporation, as Collection Agent, the Class Investors party thereto, the Class Agents party thereto and The Bank of Nova Scotia, as Administrative Agent (as further amended, supplemented or otherwise modified from time to time, the "Agreement "). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement. By executing this Assignment and Acceptance Agreement, the assignee hereby covenants and agrees with each other party to the Agreement that: (i) until the date that is one year plus one day after the Commercial Paper or other outstanding senior indebtedness of any Class Conduit has been paid in full, it will not institute or cause or participate in the institution of any Event of Bankruptcy against such Class Conduit, and (ii) until the date that is one year plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any Event of Bankruptcy against the Transferor. This covenant shall survive any termination of the Agreement. (Signature Pages Follow) Exhibit B-1 Redline 1

ASSIGNOR: [_________] By: Name: Title ASSIGNEE: [_________] By: Name: Title [Address] Accepted as of date first above written: THE BANK OF NOVA SCOTIA, as Administrative Agent By: Name: Title: TECH DATA FINANCE SPV, INC. as Transferor By: Name: Title: Exhibit B-2 Redline 2

EXHIBIT C Credit and Collection Policy (Attached) Exhibit C-1 Redline 1

EXHIBIT D Form of Periodic Report (Attached) Exhibit D-1 Redline 1